Exhibit T3C.1
STELCO INC.
and
BNY TRUST COMPANY OF CANADA
as
Canadian Trustee
and
THE BANK OF NEW YORK
as
U.S. Trustee

TRUST INDENTURE
made as of March 31, 2006

McCARTHY TÉTRAULT LLP

     Reconciliation and tie between Trust Indenture Act of 1939 (United States) and the Trust Indenture between Stelco, Inc., BNY Trust Company of Canada and The Bank of New York.

Trust Indenture		Indenture
Act Section		Section
§310	(a)(1)	8.10
	(a)(2)	8.10
	(a)(3)	8.12
	(a)(4)	N.A.
	(a)(5)	8.10
	(b)	8.10
	(c)	N.A.
§311	(a)	8.11
	(b)	8.11
	(c)	N.A.
§312	(a)	2.13	(1)
	(b)	2.13	(2)
	(c)	2.13	(2)
§313		8.06
§314	(a)	5.04
	(b)	5.04
	(c)(1)	13.05
	(c)(2)	13.05
	(c)(3)	N.A.
	(d)	5.04
	(e)	13.06
	(f)	N.A.
§315	(a)	8.01
	(b)	8.05
	(c)	8.01
	(d)	8.01
	(e)	7.12
§316	(a) last sentence)	1.02
	(a)(1)(A)	7.07
	(a)(1)(B)	7.04
	(a)(2)	N.A.
	(b)	7.09
	(c)	1.09	(3)
§317	(a)(1)	7.10
	(a)(2)	7.11
§318	(a)	1.06
	(b)	N.A.
	(c)	1.06

N.A. means not applicable.

- ii -
Note: This reconciliation and tie will not, for any purpose, be deemed to be a part of the Indenture.

- iii -
TABLE OF CONTENTS

ARTICLE 1 - INTERPRETATION		1

1.01	Definitions	1
1.02	Meaning of “outstanding” for Certain Purposes	9
1.03	Accounting Terms	10
1.04	Currency	10
1.05	Interpretation not Affected by Headings, etc.	10
1.06	Governing Law	10
1.07	Language	10
1.08	Day Not a Business Day	11
1.09	Acts of Holders	11
1.10	Interest Payments and Calculations	12
1.11	No Conflict with Supplemental Indentures	12
1.12	Successors and Assigns	13
1.13	Severability Clause	13
1.14	Benefits of Indenture	13
1.15	Unclaimed Debt Securities	13
1.16	Shareholder, Directors and Officers Exempt from Individual Liability	13
1.17	Schedules	13

ARTICLE 2 - THE DEBT SECURITIES		14

2.01	CCAA Plan Securities	14
2.02	Principal Terms of a Series	14
2.03	Form of Definitive Debt Securities	17
2.04	Form of Interim Debt Securities	17
2.05	Execution	17
2.06	Certification or Authentication by Trustee	18
2.07	Record of Payments	19
2.08	Registration of Exchanges and Transfers	19
2.09	No Duty to Monitor	20
2.10	Persons Entitled to Payment	20
2.11	Cancellation of Debt Securities	21
2.12	Mutilated, Lost, Stolen or Destroyed Debt Securities	21
2.13	Access to Lists of Holders	22
2.14	Global Debt Securities	23

ARTICLE 3 - REDEMPTIONS AND PURCHASES		25

3.01	Redemption	25
3.02	Purchase of Debt Securities	27

ARTICLE 4 - PAYMENTS, PRIORITY ARRANGEMENTS		28

4.01	Provisions for Payment	28
4.02	Interest Payments	28

- iv -

4.03	Currency Indemnity	30
4.04	Ranking of Debt Securities	30

ARTICLE 5 - COVENANTS OF THE CORPORATION		31

5.01	Payment of Principal, Premium and Interest	31
5.02	Maintenance of Office or Agency	31
5.03	Money for Debt Securities Payments to Be Held in Trust	31
5.04	Corporate Existence; Books of Account; Annual Filing; Compliance Certificate, etc.	32
5.05	Waiver of Certain Covenants	35
5.06	Incumbency Certificate	35

ARTICLE 6 - GUARANTEES		35

6.01	Guarantees	35
6.02	Release of Guarantors	35

ARTICLE 7 - DEFAULT AND ENFORCEMENT		36

7.01	Events of Default	36
7.02	Acceleration on Default	36
7.03	Waiver of Declaration	36
7.04	Waiver	37
7.05	Other Remedies	37
7.06	Application of Money Collected	37
7.07	Control by Holders	38
7.08	Limitation on Suits	38
7.09	Rights of Holders To Receive Payment	38
7.10	Collection Suit by Trustee	39
7.11	Trustee May File Proofs of Claim	39
7.12	Undertaking for Costs	39
7.13	Delay or Omission Not Waiver	40
7.14	Remedies Cumulative	40
7.15	Judgment Against the Corporation	40

ARTICLE 8 - THE TRUSTEE		40

8.01	Duties of Trustee	40
8.02	Certain Rights of Trustee	41
8.03	Individual Rights of Trustee	44
8.04	Trustee’s Disclaimer	44
8.05	Notice of Defaults	44
8.06	Reports by Trustee to Holders	45
8.07	Compensation and Indemnity	45
8.08	Replacement of Trustee	46
8.09	Successor Trustee by Merger	47
8.10	Eligibility: Disqualification	48

- v -

8.11	Preferential Collection of Claims Against Corporation	48
8.12	Joint Trustees	48
8.13	Appointment of Co-Trustee	49
8.14	Responsibility of Trustee	50
8.15	Dealings with Collateral	50

ARTICLE 9 – SUCCESSOR CORPORATIONS		51

9.01	Certain Requirements in Respect of Merger, etc.	51
9.02	Vesting of Powers in Successor	52

ARTICLE 10 – MEETINGS OF HOLDERS OF DEBT SECURITIES		52

10.01	Purposes of Meetings	52
10.02	Place of Meetings	52
10.03	Call and Notice of Meetings	52
10.04	Voting at Meetings	53
10.05	Voting Rights, Conduct and Adjournment	53
10.06	Revocation of Consent by Holders at Meetings	54

ARTICLE 11 - SUPPLEMENTAL INDENTURES		54

11.01	Without Consent of Holders	54
11.02	With Consent of Holders	55
11.03	Compliance with Trust Indenture Legislation	57
11.04	Authorization of Trustee	57
11.05	Effect of Supplemental Indentures	57
11.06	Reference in Debt Securities to Supplemental Indentures	57

ARTICLE 12 - DEFEASANCE; SATISFACTION AND DISCHARGE		58

12.01	Corporation’s Option to Effect Defeasance or Covenant Defeasance	58
12.02	Defeasance and Discharge	58
12.03	Covenant Defeasance	58
12.04	Conditions to Defeasance	59
12.05	Survival of Certain Obligations	61
12.06	Acknowledgment of Discharge by Trustee	61
12.07	Application of Trust Money	61
12.08	Repayment to the Corporation	61
12.09	Indemnity for Government Securities	62
12.10	Reinstatement	62
12.11	Satisfaction and Discharge	62
12.12	Investment of Trust Money	63

ARTICLE 13 - NOTICES		64

13.01	Notice to Trustee	64
13.02	Notice to Corporation	64

- vi -

13.03	Notice to Holders	64
13.04	Mail Service Interruption	65
13.05	Certificate and Opinion as to Conditions Precedent	65
13.06	Statements Required in Certificate or Opinion	65

ARTICLE 14 - EXECUTION		67

14.01	Counterparts and Formal Date	67

TRUST INDENTURE
     THIS TRUST INDENTURE is made as of March 31, 2006
BETWEEN
STELCO INC., a corporation existing under the laws of Canada (the “Corporation”)
- and -
BNY TRUST COMPANY OF CANADA, a trust company existing under the laws of Canada (the “Canadian Trustee”) and THE BANK OF NEW YORK, a New York banking corporation (the “U.S. Trustee”)
WHEREAS the Corporation wishes to issue from time to time Debt Securities (as hereinafter defined) in the manner provided for in this Indenture;
NOW THEREFORE, in consideration of the premises and the covenants and agreements herein contained, the sum of $1.00 and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:
ARTICLE 1 – INTERPRETATION
1.01 Definitions
     In this Indenture, unless something in the subject-matter or context is inconsistent therewith:
“Act” or “Act of Holders”, when used with respect to any Holders, has the meaning specified in Section 1.09(1).
“Affiliate” means, with respect to any Person, (a) each Person that controls, is controlled by or is under common control with such Person, (b) each of such Person’s officers, directors and in the case of a partnership, the partners in such partnership, and (c) in the case of the Corporation, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of the Corporation. In all cases in this Indenture for the purposes of this definition, “control” of a Person means the ownership, directly or indirectly, at the relevant time, of (i) if a corporation, shares to which are attached at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances, or (ii) if any other Person, as least a majority of the voting, partnership or other equity interests under ordinary circumstances. With respect to the Corporation and any Restricted Subsidiary, the term “Affiliate” shall specifically exclude the Trustee.
“Applicable Law” means, at any time, with respect to any Person, property, transaction, event or other matter, as applicable, all laws, rules, statutes, regulations, treaties, orders, judgments and decrees, and all official requests, directives, rules, guidelines, orders, policies, practices and other requirements of any Governmental Authority relating or applicable at such time to such Person, property, transaction, event or other matter, and also includes any interpretation thereof by any Person having jurisdiction over it or charged with its administration or interpretation.
“Applicable Securities Law” means any Applicable Law in any jurisdiction regulating, or regulating disclosure with respect to, any sale or distribution of securities in, or to residents of, such jurisdiction.
“Authorized Investments” has the meaning specified in Section 12.12(l).
“Board of Directors” means either the board of directors of the Corporation, the executive or any other committee of that board or any group of directors of the Corporation duly authorized to make a decision on the matter in question.
“Book-Based System” means, in relation to the Global Debt Securities of a Series, the debt clearing, record entry, securities transfer and pledge systems and services established and operated by or on behalf of the related Depository for such Series (including where applicable pursuant to one or more agreements between such Depository and its Participants establishing the rules and procedures for such systems and services) or any successor system or services thereof.
“Business Day” means a day that is not a Saturday, Sunday or civic or statutory holiday or other day which banks are required or authorized to be closed in Toronto, Ontario or in New York, New York.
“Canadian Commissions” has the meaning specified in Section 5.04(2)(a).
“Canadian Dollar” or “Dollar” or “$” means lawful currency of Canada.
“Canadian generally accepted accounting principles” or “GAAP” means generally accepted accounting principles established from time to time by the Canadian Institute of Chartered Accountants.
“Canadian Trustee” means BNY Trust Company of Canada and its successors in the trusts hereby created as Canadian Trustee.
“CCAA Plan” means the Third Amended and Restated Plan of Arrangement and Reorganization pursuant to the Companies’ Creditors Arrangement Act (Canada) and the Canada Business Corporations Act involving Stelco Inc., Stelpipe Ltd., Stelwire Ltd., CHT Steel Company Inc. and Welland Pipe Ltd., filed on December 9, 2005 with the Ontario Superior Court of Justice (Commercial List) sitting in Toronto, Ontario and sanctioned by such court on January 20, 2006 as the same may be amended or restated.
“CDS” means The Canadian Depository for Securities Limited, together with its successors from time to time.
“Certificate of the Corporation”, “Order of the Corporation” and “Request of the Corporation” mean, respectively, a written certificate, order or request signed in the name of the

Corporation by its chief executive officer or president or an executive vice-president or senior vice-president and, in addition, by its secretary or assistant secretary or treasurer or another executive vice-president or senior vice-president, and may consist of one or more instruments so executed and delivered to the Trustee.
“Certified Resolution” means a copy of a resolution certified by the secretary or assistant secretary of the Corporation to have been duly adopted by the Board of Directors and to be in full force and effect and unamended on the date of such certification.
“Certifying Agent” or “Authenticating Agent” mean, in relation to a Series, the Person appointed in or pursuant to the related Supplemental Indenture as the certifying or authenticating agent for such Series, in such capacity, together with such Person’s successor from time to time in such capacity.
“Clean-Up” means the remediation, containment, removal, treatment, neutralization or inactivation of any Hazardous Substance.
“Clearing Agency” means, in relation to a Series issuable in whole or in part in the form of one or more Global Debt Securities, (i) CDS, or (ii) any other organization recognized as a “clearing agency” pursuant to Applicable Securities Law, specified for such purpose in the related Supplemental Indenture.
“Collateral” has the meaning specified in any Supplemental Indenture.
“Corporation” means Stelco Inc. and also every Successor Corporation that has complied with the provisions of 9.01(1).
“Counsel” means in the case of Counsel to the Corporation, any barrister, solicitor or other lawyer or firm of barristers, solicitors or other lawyers retained or employed by the Corporation and acceptable to the Trustee and means in the case of Counsel to the Trustee, any barrister, solicitor or other lawyer or firm of barristers, solicitors or other lawyers retained or employed by the Trustee (who may, except as otherwise expressly provided in this Indenture, be Counsel to the Corporation).
“Covenant Defeasance” has the meaning specified in Section 12.03.
“Debt Security” means any bond, debenture, note or other similar evidence of indebtedness of any kind, nature or description whatsoever issued under this Indenture and certified pursuant to this Indenture and for the time being outstanding.
“Default” means any event that, with the passage of time or giving of notice or both, would, unless cured or waived, become an Event of Default.
“Default Interest” has the meaning specified in Section 4.02(4).
“Definitive Debt Securities” means, with respect to a Series, Debt Securities in registered form, in the definitive form specified or provided for in the related Supplemental Indenture.

“Depository” means, with respect to a Series issuable in whole or in part in the form of one or more Global Debt Securities, the Clearing Agency designated in or pursuant to the related Supplemental Indenture as the depository for such Series, together with its successors in such capacity.
“Event of Default” means, with respect to a Series, any of the events identified in Section 7.01 or in the related Supplemental Indenture, as being an Event of Default with respect to such Series.
“Environment” means the ambient air, all layers of the atmosphere, surface, water, underground water, all land, all living organisms and the interacting natural systems that include components of air, land, water, organic and inorganic matter and living organisms, and includes indoor spaces.
“Environmental Laws” means all Applicable Laws relating to the environment, Hazardous Substances, contaminants, pollution or protection of the environment, including Laws relating to: (i) on-site or offsite contamination; (ii) releases of pollutants, contaminants, chemicals or other industrial, toxic or radioactive substances or Hazardous Materials into the environment; and (iii) the manufacture, processing, distribution, use, treatment, storage, transport or handling of any Hazardous Materials.
“Global Debt Security” means a Debt Security of a Series in global form.
“Governmental Authority” means, when used with respect to any Person, any government, parliament, legislature, regulatory authority, agency, tribunal, department, commission, board, instrumentality, court, arbitration board or arbitrator or other law, regulation or rule-making entity (including a Minister of the Crown, any central bank, Superintendent of Financial Institutions or other comparable authority or agency) having or purporting to have jurisdiction on behalf of, or pursuant to the laws of, Canada or any country in which such Person is incorporated, continued, amalgamated, merged or otherwise created or established or in which such Person has an undertaking, carries on business or holds property, or any province, territory, state, municipality, district or political subdivision of any such country or of any such province, territory or state of such country.
“Government Securities” means securities that are (i) direct obligations of the government of Canada for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the government of Canada the payment of which is unconditionally guaranteed as a full faith and credit obligation by the government of Canada and also includes a depository receipt issued by a bank or trust corporation, as custodian with respect to any such Government Securities or a specific payment of interest on or principal of any such Government Securities held by such custodian for the account of the holder of a depository receipt, provided that (except as required by Applicable Law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount removed by the custodian in respect of the Government Securities or the specific payment of interest on or principal of the Government Securities evidenced by such depository receipt.

“Guarantee” has the meaning specified in Section 6.01.
“Guarantor” has the meaning specified in Section 6.01.
“Hazardous Materials” means any Substance, material or waste that is regulated by, or forms the basis of liability now or hereafter under, any applicable Environmental Laws, including any material or substance that is defined as a “solid waste,” “hazardous waste,” “hazardous material,” “hazardous substance,” “dangerous goods”, “extremely hazardous waste,” “restricted hazardous waste,” “deleterious substance”, “pollutant,” “contaminant,” “hazardous constituent,” “special waste,” “toxic substance” or other similar term or phrase under any applicable Environmental Laws.
“Holder” or “Noteholder” means the Person in whose name a Debt Security is registered in the relevant register in accordance with this Indenture (and including, for greater certainty, in the case of any Global Debt Security, the applicable Depository or its nominee in whose name such Global Debt Security is registered, as the case may be).
“Interest Payment Date” means the date upon which interest is payable in accordance with the terms of the Debt Security.
“Legal Defeasance” has the meaning specified in Section 12.02.
“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, trust or deemed trust, charge, claim, security interest, right of detention or seizure or mechanics’ or repairers’ lien, right of distraint, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the PPSA or comparable law of any other jurisdiction).
“Maturity” means, with respect to any principal of a Debt Security, the date on which such principal becomes due and payable, whether at Stated Maturity or by declaration of acceleration, call for redemption or repayment at the option of the Holder or otherwise.
“Notice” means any notice, document or other communication required or permitted to be given under this Indenture or any other Secured Note Loan Document.
“Office” or “Agency” means, with respect to a Series, an office or agency of the Corporation, a Trustee, the related Registrar, the related Transfer Agent or the related Paying Agent, as the case may be, maintained or designated as the Place of Payment for such Series pursuant to this Indenture or the related Supplemental Indenture or any other office or agency of the Corporation, a Trustee, the related Registrar, the related Transfer Agent or the related Paying Agent, as the case may be, maintained or designated for such Series pursuant to this Indenture or the related Supplemental Indenture.
“Opinion of Counsel” means a written opinion addressed to the Trustee (among other addressees) by Counsel who will be reasonably satisfactory to the Trustee.

“Order” means any order or directive, direction or request of any Governmental Authority, arbitrator or other decision-making authority of competent jurisdiction.
“Original Currency” has the meaning specified in Section 4.03.
“Other Currency” has the meaning specified in Section 4.03.
“Other Series Agent” means, with respect to any Series, a Person appointed in or pursuant to the related Supplemental Indenture to act in any agency or other identified capacity (other than as Depository, Transfer Agent, Registrar or Paying Agent) for such Series, in such capacity, together with such Person’s successor from time to time in such capacity.
“Participant” means, in relation to a Depository, a broker, dealer, bank or other financial institution or other Person on whose behalf such Depository or its nominee holds Debt Securities pursuant to a Book-Based System operated by such Depository.
“Paying Agent” means, in relation to a Series, the Person or Persons authorized by the Corporation to pay the principal (and premium, if any) or interest on any Debt Securities thereto on behalf of the Corporation; provided that neither the Corporation nor any Affiliate of the Corporation may be authorized by the Corporation to act as Paying Agent.
“Person” means an individual, corporation, limited or unlimited liability company, general or limited partnership, joint venture, unincorporated organization, trust, trustee, executor, administrator, or other legal representative or Governmental Authority and pronouns have a similarly extended meaning.
“Place of Payment” means, in relation to a Series, the place or places where the principal of and any premium, interest and other amounts on such Series are payable as specified in the related Supplemental Indenture.
“Principal Terms” has the meaning specified in Section 2.02.
“Proceeding” means any suit, action or other judicial or administrative proceeding.
“property” means any asset, revenue or any other property or property right or interest, whether tangible or intangible, real or personal, including any right to receive income.
“Redemption Date”, with respect to a Debt Security to be redeemed, means the date fixed for such redemption by or pursuant to the related Supplemental Indenture.
“Redemption Price” means, when used with respect to any Debt Security to be redeemed, the price at which it is to be redeemed by or pursuant to the related Supplemental Indenture.
“Refinancing Indebtedness” has the meaning specified in any Supplemental Indenture.
“Release” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials in the indoor or outdoor environment, including the movement of Hazardous Materials through or in the air, soil, surface water, ground water or property.
“Registrar” means, in relation to a Series, the Person appointed in or pursuant to the related Supplemental Indenture as the registrar for such Series, in such capacity, together with such Person’s successors from time to time in such capacity.
“Regular Interest Record Date” means, with respect to a Series and related Interest Payment Date, the date specified in or determined pursuant to the related Supplemental Indenture as the record date for the determination of the Holders to which interest on such Series is payable on such Interest Payment Date, provided that, if the related Supplemental Indenture does not contain any provision specifying or setting out the manner to determine such date, the Regular Interest Record Date for such Series means (i) the fifteenth Business Day of the month immediately preceding the month in which such Interest Payment Date occurs, if such Interest Payment Date is the fourteenth or any preceding day of a month, and (ii) the last Business Day of the month immediately preceding the month in which such Interest Payment Date occurs, if such Interest Payment Date is the fifteenth or any subsequent day of a month.
“Replacement Agent” has the meaning specified in Section 2.12(1).
“Restricted Subsidiary” has the meaning specified in any Supplemental Indenture.
“Secured Note Loan Documents” means the Indenture, any Supplemental Indenture, any Security Documents and all other agreements, instruments, documents and certificates executed and delivered to or by, or in favour of, the Trustee and including all other pledges, powers of attorney, consents, assignments, contracts, guarantees, notices and all other written matter whether heretofore, now or hereafter executed by or on behalf of the Corporation or any Restricted Subsidiaries or Unrestricted Subsidiaries or any employee of same, and delivered to the Trustee in connection with the Indenture, any Supplemental Indenture and/or the Debt Securities or the transactions contemplated thereby. Any reference in the Indenture or any other Secured Note Loan Document to a Secured Note Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Indenture or such Secured Note Loan Document as the same may be in effect at any and all times such reference becomes operative.
“Security Documents” has the meaning specified in any Supplemental Indenture.
“SEDAR” has the meaning specified in Section 5.04(2).
“Series” means all Debt Securities of the same type issued pursuant to the same Supplemental Indenture, the Principal Terms of which are, subject to the last sentence of Section 2.02, identical, whether or not such Debt Securities have been or are to be issued on the same date.
“Special Interest Record Date” has, with respect to the payment of any Default Interest on a Series, the meaning specified in Section 4.02(4)(a).

“Stated Maturity” means, with respect to any principal of or accrued interest on a Debt Security, the fixed date specified in the related Supplemental Indenture on which such principal or interest is due and payable.
“Subsidiary”, with respect to any Person, means (i) any corporation of which shares to which are attached at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances is at the time owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting, partnership or other equity interests under ordinary circumstances is at the time, directly or indirectly, owned by such Person.
“Substance” means any substance, waste, liquid, gaseous or solid matter, fuel, micro-organism, sound, vibration, ray, heat, odour, radiation, energy vector, plasma and organic or inorganic matter.
“Successor Corporation” has the meaning attributed thereto in Section 9.01(1)(a).
“Supplemental Indenture” has the meaning specified in Section 11.01.
“TIA” means the U.S. Trust Indenture Act of 1939, as amended.
“Transfer Agent” means, in relation to a Series, the Person appointed in or pursuant to the related Supplemental Indenture as the transfer agent for such Series, in such capacity, together with such Person’s successor from time to time in such capacity.
“Trust Indenture”, “Indenture”, “herein”, “hereby”, “hereof” and similar expressions mean or refer to this trust indenture as originally executed and as the same may be supplemented or amended from time to time by any indenture, deed or instrument supplemental or ancillary hereto, and not to any particular Article, Section, Schedule or other portion hereof, and the expressions “Article”, “Section” or “Schedule” followed by a number refer to the specified Article, Section or Schedule of this Indenture.
“Trust Indenture Legislation” means, at any time, the provisions of (i) the Canada Business Corporations Act and the regulations thereunder as amended or re-enacted from time to time, (ii) the provisions of any other applicable statute of Canada or any province thereof, and (iii) the TIA and regulations thereunder, in each case, relating to trust indentures and the rights, duties and obligations of trustees under trust indentures and of corporations issuing debt obligations under trust indentures to the extent that such provisions are at such time in force and applicable to this Indenture, provided that clauses (i) and (ii) do not apply to or govern the U.S. Trustee.
“Trust Officer” means when used with respect to the Trustee, any vice president, assistant vice president, assistant treasurer, employee or trust officer within the corporate trust department of the Trustee (or any successor unit, department or division of the Trustee) located at the corporate trust office of the Trustee who has direct responsibility for the administration of this Indenture and will also mean, with respect to a particular corporate trust matter, any other agent or officer of the Trustee to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Trustee” means the U.S. Trustee and the Canadian Trustee or either of them, as the context may require.
“United States Dollar” or “U.S.$” means lawful currency of the United States.
“Unrestricted Subsidiary” has the meaning specified in any Supplemental Indenture.
“U.S. Trustee” means The Bank of New York and its successors in the trusts hereby created as US Trustee.
     Words importing the singular number include the plural and vice versa and words importing any gender include all genders. The term “including” means “including without limiting the generality of the foregoing”.
     Any reference in this Indenture to any act, statute, regulation, policy statement, instrument or section thereof will be deemed to be a reference to such act, statute, regulation, policy statement, instrument or section as amended, re-enacted or replaced from time to time.
1.02 Meaning of “outstanding” for Certain Purposes
     Every Debt Security certified and delivered by the Trustee hereunder will be deemed to be “outstanding” until it is cancelled or delivered to the Trustee for cancellation or money, Government Securities or other securities as permitted by the terms of the related Debt Security for the payment, purchase or redemption thereof is set aside pursuant to Article 12, provided, however, that:
(a)	Debt Securities that have been partially redeemed will be deemed to be outstanding only to the extent of the unredeemed part of the principal amount thereof;

(b)	if a new Debt Security has been issued in substitution for a Debt Security that has been mutilated, lost, stolen or destroyed, only one of them will be counted for the purpose of determining the aggregate principal amount of the Debt Security outstanding; and

(c)	for the purpose of any provision of this Indenture entitling Holders to vote, sign consents, requests or other instruments or take any other action under this Indenture, Debt Securities owned legally or equitably by the Corporation or any Guarantor or any Affiliate of either will be disregarded except that:
(i)	for the purpose of determining whether the Trustee will be protected in relying on any such vote, consent, request or other instrument or other action, only the Debt Securities which the Trustee knows are so owned will be so disregarded; and

(ii)	Debt Securities so owned that have been pledged in good faith, other than to the Corporation or any Guarantor or any Affiliate of either, will not be so disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to vote such Debt Securities in its discretion free from the control of the Corporation or any Guarantor or any Affiliate of either.
For the purposes of this Section 1.02(c), the term “Affiliate” will include the meaning prescribed by the TIA and the rules thereunder.
1.03 Accounting Terms
     As used in this Indenture and in any certificate or other document made or delivered pursuant to this Indenture, accounting terms not defined in this Indenture, or in any such certificate or other document, and accounting terms partly defined in this Indenture or in any such certificate or other document to the extent not defined, have the respective meanings given to them under Canadian generally accepted accounting principles. To the extent that the definitions of accounting terms in this Indenture, or in any such certificate or other document are inconsistent with the meanings of such terms under Canadian generally accepted accounting principles, the definitions contained in this Indenture, or in any such certificate or other document will prevail.
1.04 Currency
     Unless expressly provided to the contrary in this Indenture or in any Debt Security, all monetary amounts in this Indenture or in such Debt Security refer to Canadian Dollars.
1.05 Interpretation not Affected by Headings, etc.
     The division of this Indenture into Articles and Sections, the provision of a table of contents and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation hereof.
1.06 Governing Law
     This Indenture and each Debt Security issued hereunder will be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and will be treated in all respects as Ontario contracts and each of the Corporation, the Trustee and, by their acceptance of Debt Securities and the benefits of this Indenture, the Holders from time to time, attorn to the non-exclusive jurisdiction of the courts of the Province of Ontario, except (a) that the exercise, performance or discharge by the U.S. Trustee of any of its rights, powers, duties or responsibilities hereunder will be construed in accordance with the laws of the State of New York and the federal laws of the United States of America applicable thereto and (b) that if any provision of this Indenture or any Debt Security issued hereunder limits, qualifies or conflicts with any duties imposed by Section 318(c) of the TIA, the imposed duties will control.
1.07 Language
     The Corporation, the Trustee and, by their acceptance of Debt Securities and the benefits of this Indenture, the Holders from time to time acknowledge that this Indenture and all matters related hereto will be read, construed and enforced in the English language, and unless otherwise specified herein, all notices, statements of account and other documents signed or permitted to be given or entered into pursuant hereto will be drawn up in the English language. The parties hereto expressly request and require that this Indenture and all related documents be drawn up in English. Les parties aux présentes convennient et exigent que cette entente et tous les documents qui s’y rattachent soient rédigés en langue anglais B la volanté expresse des parties.
1.08 Day Not a Business Day
     In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action will be required to be taken on or before the next succeeding day that is a Business Day.
1.09 Acts of Holders
     (1) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may, alternatively, be embodied in and evidenced by the record of Holders voting in favour thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders duly called and held in accordance with the provisions of Article 10, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action will become effective when such requisite instrument or instruments or record are delivered to the Trustee and, where it is hereby expressly required, to the Corporation. Such instrument or instruments or record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act of Holders” or the “Act” of the Holders signing such instrument or instruments or voting in favour of such action, as the case may be. Proof of execution of any such instrument or of a writing appointing any such agent will be sufficient for any purpose of this Indenture and, subject to Section 8.01, conclusive in favour of the Trustee and the Corporation, if made in the manner provided in this Section 1.09.
     (2) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by Applicable Law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledged to such notary public or other officer the execution thereof. Where such execution is by a signer acting in a capacity, other than such signer’s individual capacity, such certificate or affidavit will also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any manner that the Trustee deems sufficient.
     (3) If the Corporation or the Trustee solicits from the Holders any Act, the Corporation or the Trustee, as the case may be, may, at its option, fix in advance a record date for the determination of Holders of Debt Securities entitled to take such Act, but the Corporation or the Trustee, as the case may be, has no obligation to do so. Any such record date will be fixed at the Corporation’s or the Trustee’s discretion, as the case may be. If such a record date is fixed, such Act may be sought or taken before or after the record date, but only the Holders of Debt Securities of record at the close of business on such record date will be deemed to be Holders of Debt Securities for the purpose of determining whether Holders of the requisite proportion of Debt Securities of such Series outstanding have authorized or agreed or consented to such Act, and for that purpose the Debt Securities of such Series outstanding will be computed as of such record date.
     (4) Any Act of the Holder of any Debt Security will bind every future holder of the same Debt Security and the Holder of every Debt Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, suffered or omitted by the Trustee or the Corporation in reliance thereon, whether or not notation of such action is made upon such Debt Security.
1.10 Interest Payments and Calculations
     (1) All interest payments to be made under this Indenture or any Debt Security will be paid without allowance or deduction for deemed re-investment or otherwise, both before and after Maturity and before and after default and/or judgment, if any, until payment of the amount on which such interest is accruing, and, to the extent permitted by Applicable Law, interest will accrue on overdue interest at the same rate as is specified in respect of the principal.
     (2) For the purposes of the Interest Act (Canada), if in this Indenture or in any Debt Security a rate of interest is or is to be calculated on the basis of a period that is less than a full calendar year, the yearly rate of interest to which such rate is equivalent is such rate multiplied by a fraction of which the numerator is the actual number of days in the calendar year for which such calculation is made and the denominator is the number of days in such period.
     (3) The rates of interest stipulated in this Indenture or in any Debt Security will be calculated using the nominal rate method of calculation, and will not be calculated using the effective rate method of calculation or on any other basis that gives effect to the principle of deemed re-investment of interest.
     (4) In calculating interest under this Indenture or under a Debt Security for any period, unless otherwise specifically stated, the first day of such period will be included and the last day of such period will be excluded.
1.11 No Conflict with Supplemental Indentures
     The terms and provisions of a Supplemental Indenture for a Series may eliminate, modify, amend or add to any of the terms and provisions of this Trust Indenture, but solely as applied to such Series. The insertion of the phrase “in any Supplemental Indenture”, “unless otherwise specified in the related Supplemental Indenture” or similar phrases in this Trust Indenture, or the absence of any such phrase, will not limit the scope of or otherwise affect the preceding sentence or Section 2.02. For greater certainty, if a term or provision contained in this Trust Indenture conflicts or is inconsistent with a term or provision of a Supplemental Indenture for a Series, such Supplemental Indenture will govern with respect to such Series and, except as and to the extent provided in Section 11.02(2), the terms and provisions of such Supplemental

Indenture may eliminate, modify, amend or add to the terms and provisions of this Trust Indenture solely as applied to such Series.
1.12 Successors and Assigns
     All covenants and agreements in this Indenture by the Corporation will bind its successors and assigns, whether expressed or not.
1.13 Severability Clause
     If any provision in this Indenture or in the Debt Securities are invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
1.14 Benefits of Indenture
     Nothing in this Indenture or in the Debt Securities, express or implied, will give to any Person, other than the parties hereto and their successors hereunder, any Paying Agent, any Other Series Agent, any Registrar, any Transfer Agent and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.
1.15 Unclaimed Debt Securities
     Subject to Applicable Law, all Debt Securities together with any interest thereon that remain unclaimed after a period of two calendar years from the date on which they are redeemed or mature will be forfeited and will revert to the Corporation.
1.16 Shareholder, Directors and Officers Exempt from Individual Liability
     No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Debt Security, or because of any indebtedness evidenced thereby can be had against any past, present or future shareholder, director, officer or employee, as such, of the Corporation or of any successor, either directly or through the Corporation or any successor, under any Applicable Law or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of any Debt Security by the Holder thereof and as part of the consideration for the issue of such Debt Security.
1.17 Schedules
     The following Schedule forms part of this Indenture:
     Schedule A                 —                 Form of Guarantee

ARTICLE 2 - THE DEBT SECURITIES
2.01 CCAA Plan Securities
     The aggregate principal amount of Debt Securities that may be issued under this Indenture is limited to the principal amount of Debt Securities issuable in connection with the CCAA Plan, including in respect of interest on Debt Securities (whether issued in connection with the CCAA Plan or in respect of interest). The aggregate principal amount of any Series that may be issued under this Indenture will be specified or determined in the manner provided for in the related Supplemental Indenture.
2.02 Principal Terms of a Series
     The Debt Securities may be issued from time to time in one or more Series, subject to compliance with the provisions and conditions hereinafter set forth. Prior to the initial issuance of any Debt Securities of a Series, the Corporation will establish in or pursuant to a Certified Resolution and set forth in a Certificate of the Corporation and in one or more separate Supplemental Indentures, the principal terms of such Series (the “Principal Terms”) which may include, but are not restricted to, the following:
(a)	the name, title or designation of such Series (which will distinguish such Series from all other Series);

(b)	the aggregate principal amount of such Debt Securities that may be issued (except for Debt Securities issued upon a transfer of, or in exchange for, or in lieu of, other Debt Securities of such Series) and the issue price of such Debt Securities (at par, at a discount or at a premium) or whether such Debt Securities will be issued on a non-fixed price basis;

(c)	the date of issue and delivery and the date of Stated Maturity of such Debt Securities;

(d)	the currency or currency unit of such Debt Securities and whether the Holder of any such Debt Security or the Corporation may elect the currency or currency unit in which payments on such Debt Security are to be made and, if so, the manner of such election;

(e)	the denominations in which such Debt Securities may be issued;

(f)	the manner of payment and the Place of Payment for such Debt Securities;

(g)	whether such Debt Securities are to be interest-bearing and, if so, the rate of interest (which may be fixed or variable) per annum, the date from which interest on such Debt Securities will accrue, the Interest Payment Dates and the Regular Interest Record Dates (or the method of determining any of the foregoing);

(h)	the right of the Corporation, if any, to extend the Interest Payment Dates, and the duration of any such extension, with respect to such Debt Securities;

(i)	the right of the Corporation, if any, to repay, convert, redeem or purchase such Debt Securities and, in relation to any such right, the period within which, or the date on which, the price at which and the terms and conditions upon which, such Debt Securities are to be so repaid, converted, redeemed or purchased, in whole or in part, and where a Debt Security called for redemption is not paid upon surrender thereof for redemption, the rate of interest payable on the principal of and any premium, interest and other amounts on such Debt Security;

(j)	the right of the Holders, if any, to cause the Corporation to repay, convert, redeem or purchase such Debt Securities and, in relation to any such right, the details of the obligation, if any, of the Corporation to repay, convert, redeem or purchase such Debt Securities and the period within which, or the date on which, the price at which, and the terms and conditions upon which, such Debt Securities are to be so repaid, converted, redeemed or purchased, in whole or in part, and where a Debt Security presented to the Corporation for redemption is not paid upon presentation thereof for redemption, the rate of interest payable on the principal of and any premium, interest and other amounts on such Debt Security;

(k)	the definitive form of such Debt Securities, including the form of the certificate of or authentication of the Trustee relative thereto;

(l)	whether such Debt Securities will be issued as either Definitive Debt Securities or Global Debt Securities or both, and the Depository for any such Global Debt Securities, the terms and conditions, if any, upon which any such Global Debt Securities may be exchanged, in whole or in part, for Definitive Debt Securities, and the manner in which any interest payable on such Global Debt Securities will be paid;

(m)	any exchange on which such Debt Securities will be listed;

(n)	the terms, if any, pursuant to which such Debt Securities are subject to defeasance;

(o)	any special provisions for the payment of additional interest with respect to such Debt Securities;

(p)	any additional covenants included for the benefit of Holders of such Debt Securities;

(q)	the subordination provisions, if any, to be applicable to such Debt Securities;

(r)	the terms and conditions, if any, pursuant to which such Debt Securities are to be guaranteed or secured;

(s)	whether such Debt Securities will be convertible or exchangeable into any other securities of the Corporation or any other Person and, if so, the terms and conditions of conversion or exchange including the conversion or exchange price, the conversion or exchange period and any provisions pursuant to which the number of securities of the Corporation or any such Person to be received by the Holders of such Debt Securities would be subject to adjustment;
(t)	if the amount of principal of or any premium, interest or other amount on such Debt Securities may be satisfied by money or the issue of other securities of the Corporation or any other Person and the terms and conditions for payment thereof;

(u)	whether a Registrar, Paying Agent, Certifying Agent, Authenticating Agent, Transfer Agent or Other Series Agent will be appointed for such Debt Securities and, if so, the identity of such Registrar, Paying Agent, Certifying Agent, Authenticating Agent, Transfer Agent or Other Series Agent;

(v)	any provisions with respect to those definitions specified in Article 1, and those other provisions of this Indenture, that require or permit further specification in the related Supplemental Indenture;

(w)	any additional terms and provisions with respect to, and any additional conditions, representations, covenants and Events of Default, if any, for, such Debt Securities;

(x)	any modification or elimination of any of the definitions, representations, covenants, conditions, Events of Default or other terms and provisions of this Indenture to be applicable to such Debt Securities;

(y)	any provisions granting special rights to Holders of such Debt Securities when a specified event occurs;

(z)	any special tax implications of, or any special tax provisions, representations, agreements or indemnities relating to, such Debt Securities, including any provisions for withholding tax indemnities or gross-ups; and

(aa)	any other provisions, requirements, conditions, indemnities, enhancements or other matters of any nature or kind whatsoever relating to such Debt Securities, including any terms that may be required by, or advisable under, any Applicable Law or any rules, procedures or requirements of any securities exchange on which any of such Debt Securities are, or are proposed to be, listed or of any over-the-counter market in which any of such Debt Securities are, or are proposed to be, traded or that may be advisable in connection with the marketing of such Debt Securities.
All Debt Securities of a particular Series will be subject to identical Principal Terms except that the issue date, the issue price and the amount of the first payment of interest may be different in respect of Debt Securities of such Series issued on different dates.

2.03 Form of Definitive Debt Securities
     (1) The definitive form of a Debt Security, and the Trustee’s certificate of authentication on such Debt Security, will be substantially as set forth in the related Supplemental Indenture. The forms of all Debt Securities may contain such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and the related Supplemental Indenture or by a Certified Resolution, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as are required to conform to usage or to comply with any Applicable Law, or with the rules of any securities exchange on which any of such Debt Securities may be listed or any over-the-counter market on which any of such Debt Securities may be traded, or as the Corporation may determine to be necessary, appropriate or desirable for any other purpose.
     (2) Subject to any Applicable Law, Debt Securities may be typewritten, printed, lithographed or engraved or otherwise produced, or be any combination of the foregoing, as the Corporation may determine, with the approval of the Trustee.
2.04 Form of Interim Debt Securities
     (1) Pending the delivery of Definitive Debt Securities of a Series to the Trustee, there may be issued, in lieu of such Definitive Debt Securities, interim Debt Securities of such Series, in such forms and in such denominations and signed by the Corporation and certified by the Trustee in such manner as the Corporation may approve, entitling the Holders of such interim Debt Securities to Definitive Debt Securities of such Series when the same are ready for delivery; provided, however, that the aggregate unpaid principal amount of interim Debt Securities of a Series so created and certified will not exceed the aggregate unpaid principal amount of Debt Securities of such Series for the time being authorized. The provisions of Section 2.06 regarding certification or authentication by the Trustee will apply to interim Debt Securities.
     (2) When issued, interim Debt Securities of a Series will, for all purposes, be deemed to be Debt Securities of such Series and, pending the exchange of such interim Debt Securities for Definitive Debt Securities of such Series, the Holders of such interim Debt Securities will be deemed to be Holders of Debt Securities of such Series and entitled to the benefit of this Indenture to the same extent and in the same manner as though such exchange had not been made and as if such Holders were originally issued Debt Securities.
     (3) Immediately after the delivery of Definitive Debt Securities of a Series to the Trustee, the Corporation will call in for exchange all interim Debt Securities of such Series and immediately after such exchange, the Trustee will cancel the same. No charge will be made by the Corporation or the Trustee to the Holders of such interim Debt Securities for such exchange.
2.05 Execution
     (1) The Debt Securities will be executed on behalf of the Corporation by any two of the chief executive officer, the president, any executive vice-president or senior vice-president or by any one of the aforesaid officers together with any one of the secretary, the treasurer, or any assistant secretary or assistant treasurer of the Corporation. The Debt Securities may, but need not, be under the corporate seal of the Corporation or a reproduction thereof (which reproduction will for such purposes be deemed to be the corporate seal of the Corporation). The signature of any of these officers on the Debt Securities may be manual or facsimile. Debt Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Corporation will bind the Corporation, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Debt Securities.
     (2) The Corporation will provide to the Trustee, the related Registrar or the related Paying Agent, as the case may be, a supply of certificates to evidence Debt Securities for each Series in such forms (including interim, or registered and global or definitive, as the case may be), in such amounts, bearing such distinguishing letters and numbers, and as at such times as are necessary to enable the Trustee, the related Registrar and the related Paying Agent to fulfil their respective responsibilities under this Indenture.
2.06 Certification or Authentication by Trustee
     (1) At any time and from time to time after the execution and delivery of this Indenture, the Corporation may deliver Debt Securities executed on behalf of the Corporation to the Trustee for certification or authentication, pursuant to and together with an Order of the Corporation applicable thereto, evidence of compliance, in accordance with Section 13.05, and an Opinion of Counsel which states that:
(a)	the form of such Debt Securities has been established by a Supplemental Indenture or by or pursuant to a resolution of the Board of Directors in accordance with and in conformity with the provisions of this Indenture;

(b)	the terms of such Debt Securities have been established in accordance with and in conformity with the other provisions of this Indenture;

(c)	such Debt Securities, when authenticated or certified and delivered by the Trustee and issued by the Corporation in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Corporation, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles; and

(d)	all conditions precedent in respect of the issuance of the Debt Securities have been complied with.
     (2) Upon receipt by the Trustee of the documentation in Section 2.06(1), the Trustee will certify or authenticate and deliver such Debt Securities in the manner specified in such Order of the Corporation.
     (3) No Holder will be entitled to any right or benefit under this Indenture with respect to a Debt Security, and such Debt Security will not be valid or binding for any purpose, unless such Debt Security has been certified or authenticated, substantially in the form provided for in the related Supplemental Indenture, by the Trustee, as evidenced by the manual signature of an authorized signing officer of the Trustee. Such certification upon any Debt Security will be conclusive evidence, and the only evidence, that such Debt Security has been issued under this Indenture and is a valid obligation of the Corporation and that the Holder is entitled to the benefit thereof.
     (4) Debt Securities bearing the manual signature of an individual who was, at the time that such signature was affixed, an authorized signing officer of the Trustee, will be valid and binding on the Trustee notwithstanding that such individual ceased to be an authorized signing officer of the Trustee prior to the delivery of such Debt Securities.
     (5) The certificate or authentication of the Trustee on the Debt Securities will not be construed as a representation or warranty by the Trustee as to the validity of this Indenture or of the Debt Securities (except for the due certification or authentication thereof) or as to the performance by the Corporation of its obligations under this Indenture and the Trustee will in no respect be liable or answerable for the use made of the Debt Securities or any of them or of the proceeds thereof.
2.07 Record of Payments
     (1) If acting as a Paying Agent in respect of any Debt Securities, the Canadian Trustee (or, if the Corporation so directs, the U.S. Trustee) will maintain accounts and records evidencing each payment of principal of and premium and interest on Debt Securities, which accounts and records will constitute, in the absence of manifest error, prima facie evidence thereof.
     (2) None of the Corporation, the Trustee, any Registrar or any Paying Agent will be liable or responsible to any Person for any aspect of the records related to or payments made on account of beneficial interests in any Global Debt Security or for maintaining, reviewing, or supervising any records relating to such beneficial interests.
     (3) The Corporation appoints the office of BNY Trust Company of Canada in the City of Toronto at the address set out in Section 13.01 as Registrar and as Transfer Agent and Paying Agent.
2.08 Registration of Exchanges and Transfers
     (1) Debt Securities of a Series may be exchanged for one or more Debt Securities of the same Series in an equal aggregate principal amount and having the same Principal Terms upon surrender of the Debt Securities to be exchanged at the specified Office of the Registrar; provided, however, that each Debt Security issued in exchange for such original Debt Security will have a principal amount in an authorized denomination as provided for in the related Supplemental Indenture.
     (2) Subject to the provisions of Section 2.14, when Debt Securities of the same Series are presented to the Transfer Agent or Registrar with a request to register the transfer of such Debt Securities, the Transfer Agent or Registrar will register the transfer as requested if its requirements for such transaction are met; provided, however, that the Debt Securities surrendered for transfer will be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Transfer Agent or Registrar, duly executed by the Holder thereof or his or her attorney duly authorized in writing. To permit registrations of transfers, the Corporation will execute and the Trustee, Transfer Agent or Registrar will certify or authenticate Debt Securities.
     (3) Notwithstanding anything contained in this Section, the Registrar and Transfer Agent will not be required to register the exchange or transfer of any Debt Security during the period of 15 Business Days preceding the date for any payment with respect to such Debt Security, including the date on which such Debt Security is to be redeemed, if applicable.
     (4) The Registrar, Transfer Agent, the Trustee and the Corporation will not be required to (a) execute for delivery, register the transfer of or exchange Debt Securities of any particular Series during the 15 Business Day period before the day of the mailing of a notice of redemption of Debt Securities of such Series selected for redemption under Section 3.01, beginning at the open of business on the first Business Day of such period and ending at the close of business on the last day of such period; or (b) register the transfer of or exchange any Debt Security so selected for redemption in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part.
     (5) The Registrar and the Trustee will be reimbursed by the Corporation for any stamp taxes or governmental charges required to be paid and will be paid a reasonable charge for their services and a reasonable sum per Debt Security created and issued upon any exchange or transfer of Debt Securities effected by them, other than an exchange of interim Debt Securities for permanent Debt Securities. Payment of such charges or sums will be made by the Person requesting the exchange or transfer as a condition precedent to such exchange or transfer.
2.09 No Duty to Monitor
     The Trustee has no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under Applicable Law with respect to any transfer of any interest in any Debt Security (including any transfers between or among Participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
2.10 Persons Entitled to Payment
     (1) Prior to due presentment for registration of transfer of any Debt Security, the Corporation, the Trustee, the related Registrar, the related Paying Agent, the related Transfer Agent and any other Person may treat the Person in whose name any Debt Security is registered in the applicable register (including in the case of a Global Debt Security, the related Depository or the nominee of such Depository in whose name such Global Debt Security is registered) as the absolute and sole owner of such Debt Security for all purposes including receiving payment of the principal of and any premium, interest or other amount on such Debt Security, receiving any notice to be given to the Holder of such Debt Security, and taking any Act of Holders with respect to such Debt Security, whether or not any payment with respect to such Debt Security is overdue, and none of the Corporation, the Trustee, the related Registrar, the related Paying Agent, the related Transfer Agent or any other Person will be affected by notice to the contrary.
     (2) Delivery of a Debt Security to the Trustee, the related Registrar or the related Paying Agent by or on behalf of the Holder thereof will, upon payment of such Debt Security, be a good discharge to the Corporation of all obligations evidenced by such Debt Security. None of the Corporation, the Trustee, the related Registrar, the related Paying Agent or any other Person will be bound to inquire into the title of any such Holder nor will the Corporation, the Trustee, the related Registrar, the related Paying Agent or any other Person be bound to see to the execution of any trust affecting the ownership of any Debt Security or be affected by notice of any equity that may be subsisting in respect of any Debt Security.
     (3) In the case of the death of one or more joint registered Holders of a Debt Security, the principal of, and any premium, interest and other amounts payable on such Debt Security may be paid to the survivor or survivors of such registered Holders whose receipt of such payment, accompanied by the delivery of such Debt Security, will constitute a valid discharge to the Corporation, the Trustee, the related Registrar, and the related Paying Agent.
2.11 Cancellation of Debt Securities
     (1) All Debt Securities surrendered for payment of the final amount required to be paid thereon or that have been redeemed by the Corporation as contemplated by Section 3.01, or that have been surrendered to the Trustee for registration of exchange or transfer, will be promptly cancelled by the Trustee, and if surrendered to the related Registrar or the related Paying Agent, will be delivered by it to the Trustee for cancellation and will be cancelled by the Trustee on receipt.
     (2) The Corporation may, in its discretion at any time, deliver to the Trustee for cancellation any Debt Securities that the Corporation has purchased as provided for in this Indenture, and all such Debt Securities so delivered will be cancelled by the Trustee.
     (3) All Debt Securities that have been cancelled by the Trustee will be destroyed or disposed of by the Trustee in accordance with its standard practices, and the Trustee will furnish upon request to the Corporation, the related Registrar and the related Paying Agent a certificate setting forth the numbers and denominations of the Debt Securities so destroyed or disposed of.
2.12 Mutilated, Lost, Stolen or Destroyed Debt Securities
     (1) If any Debt Security has been mutilated or defaced or has or has been alleged to have been lost, stolen or destroyed, then, on application by the applicable Holder to the related Registrar (in such capacity a “Replacement Agent”), the Corporation will execute, and upon such execution the Trustee will certify and deliver, a new Debt Security of the same Series, date and the same Principal Terms as the mutilated, defaced, lost, stolen or destroyed Debt Security in exchange for and in place of the mutilated or defaced Debt Security, and in lieu of and in substitution for the lost, stolen or destroyed Debt Security. Notwithstanding the foregoing, no Debt Security will be delivered as a replacement for any Debt Security that has been mutilated or defaced otherwise than upon surrender of the mutilated or defaced Debt Security, and no Debt

Security will be delivered as a replacement for any Debt Security which has been lost, stolen or destroyed unless the applicant for the replacement Debt Security has furnished to the Corporation and the Trustee evidence, satisfactory in form and substance to the Corporation and the Trustee, of its ownership of, and of such loss, theft or destruction of, such Debt Security and has provided such security or indemnity (including an indemnity bond if so required) to the Corporation, the Trustee, the related Registrar and the related Paying Agent in amount, form and substance satisfactory to each of them. Any instructions by the Corporation to a Replacement Agent under this Section will include such indemnity for the protection of such Replacement Agent as such Replacement Agent may reasonably require.
     (2) If any mutilated, defaced, lost, stolen or destroyed Debt Security has become or is about to become due and payable, the Corporation, in its discretion, may, instead of executing a replacement Debt Security, pay to the Holder thereof the full amount outstanding on such mutilated, defaced, lost, stolen or destroyed Debt Security.
     (3) Upon the issuance of a replacement Debt Security, the Corporation may require the applicant for such replacement Debt Security to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in relation to such issuance and any other expenses (including the fees and expenses of the Trustee, the related Registrar, the related Paying Agent and the Corporation) connected with such issuance.
     (4) Each replacement Debt Security will bear a unique serial number and be in a form otherwise identical to the Debt Security it replaces and will be entitled to the benefits of this Indenture to the same extent and in the same manner as the Debt Security it replaces.
     (5) The Replacement Agent will promptly deliver to the Trustee for cancellation each mutilated or defaced Debt Security surrendered to it and in respect of which a replacement Debt Security has been delivered or money has been paid.
     (6) Unless the Corporation instructs otherwise, the Trustee will, in accordance with its practice, destroy each mutilated or defaced Debt Security surrendered to and cancelled by it and in respect of which a replacement Debt Security has been delivered or money or securities has been paid and will, as soon as reasonably practicable, upon request furnish to the Corporation, the related Registrar and the related Paying Agent a certificate as to such destruction specifying in numerical sequence the serial numbers of the Debt Securities so destroyed.
2.13 Access to Lists of Holders
     (1) The U.S. Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of the Debt Securities of a Series and will otherwise comply with TIA Section 312(a). If the U.S. Trustee is not the Registrar, the Corporation must furnish to the U.S. Trustee, in writing no later than each Regular Interest Record Date for each Series and at such other times as the U.S. Trustee may request in writing a list in such form and as of such Record Date or other date as the U.S. Trustee may reasonably require of the names and addresses of Holders, including the aggregate principal amount of Debt Securities held by each Holder. If the Canadian Trustee is not the Registrar, the

Corporation must furnish to the Canadian Trustee, in writing at such times as the Canadian Trustee may request in writing such information reasonably required by the Trustee to comply with its duties under Section 85(1) of the Canada Business Corporations Act.
     (2) Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or any Debt Security. The Corporation, the Trustee, the related Registrar and anyone else will have the protection of TIA Section 312(c).
2.14 Global Debt Securities
     (1) The Corporation, at its option, may at any time and from time to time require that any or all Debt Securities of a Series be represented in the form of a Global Debt Security held by or on behalf of the related Depository as custodian of such Global Debt Security. If the Corporation requires that the Debt Securities of a particular Series are to be issued as a Global Debt Security, then the Corporation will execute, and the Trustee or the Certifying Agent or the Authenticating Agent, as the case may be, will certify and deliver, one or more Global Debt Securities that (a) will represent, and will be denominated in an amount equal to the aggregate principal amount of, the Debt Securities of such Series, (b) if in registered form, will be registered in the name of the related Depository or its nominee, (c) will be delivered or caused to be delivered by the Trustee to the related Depository or pursuant to the related Depository’s instruction, and (d) will bear a legend which may be in the form provided by the Depository, substantially to the effect that except as otherwise provided in the Indenture, the Global Debt Security may be transferred, in whole but not in part, only to another nominee of the Depository or to a successor Depository or to a nominee of such successor Depository. Any endorsement of a Global Debt Security to reflect the principal amount, or any increase or decrease in the principal amount, of the Debt Securities represented by such Global Debt Security will be made by the Trustee, the related Registrar or the related Paying Agent, as the case may be, in such manner and upon instructions given by such Person as is specified in such Global Debt Security or in an Order of the Corporation.
     (2) It is expressly acknowledged that any registrations of beneficial ownership, and transfers of beneficial ownership, of Debt Securities represented by Global Debt Securities will be made only through the applicable Book-Based System. The rights of a holder of any interest in a Debt Security represented by a Global Debt Security (including the right to receive a certificate or other instrument evidencing an ownership interest in such Debt Security) will be limited to those rights established by Applicable Law and by agreements between the related Depository and its applicable Participant and between such Participant and the holder of such interest. Accordingly, none of the Corporation, the Trustee, the related Registrar, the related Paying Agent or any agent of any such Person will be under any obligation to deliver to the holder of such interest, nor will such holder have any right to require the delivery of, a certificate evidencing any Debt Security (or interest therein) represented by a Global Debt Security.
(3)	If:

(a)	required to do so by Applicable Law;

(b)	the applicable Book-Based System ceases to exist;

(c)	at any time a Depository notifies the Corporation or the Corporation otherwise determines that the applicable Depository is no longer willing or able to discharge properly its responsibilities as Depository or if at any time such Depository is no longer registered or in good standing under any Applicable Law or be qualified as a Clearing Agency under any Applicable Securities Law, in each case as required in order to fulfil its duties and obligations as Depository of that Series and the Corporation is unable to locate a qualified successor within 90 days or such longer period as agreed to by the Trustee;

(d)	the Corporation at its option elects to terminate the applicable Book-Based System for any reason (including if the Corporation considers it impracticable or inefficient to effect any distribution of the applicable Debt Securities through the applicable Book-Based System or through the facilities of the applicable Depository); or

(e)	after the occurrence and during the continuance of an Event of Default, Holders of Debt Securities of the applicable Series determine (by an instrument in writing signed in one or more counterparts by Holders or Participants for such Holders representing beneficial interests aggregating over 51% in principal amount of Debt Securities of that Series then outstanding and delivered to the Corporation, the Trustee and the Depository) that the continuation of the holding of Debt Securities of that Series in the Book-Based System is no longer in the best interests of the Holders thereof;
the Corporation will cause Debt Securities represented by a Global Debt Security to be issued in definitive form to holders other than the applicable Depository and its nominees and to allow transfers of such Debt Securities other than within the applicable Book-Based System and to allow any payments or distributions required to be made under this Indenture with respect to such Debt Securities to be made other than to the related Depository or to be distributed other than through the applicable Book-Based System. In addition, the Corporation has the right to appoint one or more sub-custodians in the event that the Corporation determines that it is impractical for the related Depository to act as custodian for any Debt Securities that are, and which are permitted to be, beneficially owned by non-residents of Canada.
     (4) Notwithstanding Section 2.08, a Global Debt Security may be transferred, in whole but not in part and in the manner provided in Section 2.08, only to another nominee of the Depository for the applicable Series, or to a successor Depository for the applicable Series selected or approved by the Corporation or to a nominee of such successor Depository.
     (5) In the event that the use of the Book-Based System is terminated in accordance with Section 2.14(3), then the Trustee, upon receipt of an Order of the Corporation so requesting, will certify or authenticate and deliver Definitive Debt Securities of such Series in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debt Securities of such Series in exchange for such Global Debt Securities. Upon the exchange of the Global Debt Securities of a Series for Definitive Debt Securities of such Series, such Global Debt Securities will be cancelled by the Trustee. Such Definitive Debt Securities will be registered in such names and in such authorized denominations as the related Depository, pursuant to instructions from its Participants or otherwise, will notify to the Trustee or the related Registrar, as the case may be. The Trustee will deliver such Definitive Debt Securities to the related Depository for delivery to the Persons in whose names such Debt Securities have been so registered.
ARTICLE 3 – REDEMPTIONS AND PURCHASES
3.01 Redemption
     Debt Securities that are redeemable before their Stated Maturity will be redeemable in accordance with their Principal Terms and, except as otherwise specified in the Principal Terms, in accordance with the following provisions:
(a)	Election to Redeem; Notice to Trustee, Registrar and Paying Agent. If the Corporation elects to redeem less than all of the Debt Securities of a Series, the Corporation will, at least 15 days prior to the date determined by the Corporation for the giving of notice of redemption to the Holders of the Debt Securities to be redeemed (unless a shorter notice is satisfactory to the Trustee, the related Registrar and the related Paying Agent), notify the Trustee, the related Registrar and the related Paying Agent of the Redemption Date and of the principal amount of such Series to be redeemed.

(b)	Selection of Debt Securities to Be Redeemed.
(i)	If less than all the Debt Securities of any Series are to be redeemed, the particular Debt Securities to be redeemed will be selected by the Trustee from the outstanding Debt Securities of such Series not previously called for redemption, on a pro rata aggregate basis or by such other method as the Trustee deems equitable.

(ii)	The Trustee will upon request notify the Corporation in writing of the Debt Securities selected for redemption and, in the case of any Debt Securities selected for partial redemption, the principal amount thereof to be redeemed.

(iii)	For all purposes of this Indenture, unless the context otherwise requires, all provisions related to the redemption of Debt Securities will relate, in the case of any Debt Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Debt Security that has been or is to be redeemed.
(c)	Notice of Redemption.
(i)	Notice of redemption will be given not less than 30 or more than 60 days prior to the Redemption Date to the Holders of the Debt Securities to be redeemed.

(ii)	All notices of redemption will state: (A) the Redemption Date; (B) the Redemption Price; (C) if less than all of the applicable Series is to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Debt Securities to be redeemed; (D) that on the Redemption Date the Redemption Price of each such Debt Security (or part thereof) to be redeemed will become due and payable, and, unless the Corporation defaults in making the redemption payment, that interest on such Debt Security (or part thereof to be redeemed) will cease to accrue on and after such date; (E) the Place of Payment where such Debt Securities, maturing on or after the Redemption Date, are to be surrendered; (F) any other matter that the Trustee, the related Registrar or the related Paying Agent reasonably requests in connection with such redemption; and (G) in the case of Debt Securities in the Book-Based System, that the redemption will take place in such manner as may be agreed by the Depository, the Trustee and the Corporation.

(iii)	Notice of redemption of Debt Securities to be redeemed at the election of the Corporation will be given by the Corporation or, at the Corporation’s request, by the Trustee, the related Registrar or the related Paying Agent in the name and at the expense of the Corporation.
(d)	Deposit of Redemption Price. On or prior to the Redemption Date, the Corporation will deposit with the Paying Agent, an amount of money sufficient to pay the Redemption Price of and (except as provided in Section 3.01(e)(i) below) accrued interest on, all the Debt Securities (or parts thereof) that are to be redeemed on such date.

(e)	Debt Securities Payable on Redemption Date.
(i)	If notice of redemption has been given as provided herein, the Debt Securities (or parts thereof) that are to be redeemed will become due and payable on the Redemption Date, at the Redemption Price specified in such notice, in the same manner and with the same effect as if such date was the Stated Maturity specified in such Debt Securities, anything therein or herein to the contrary notwithstanding, and from and after such Redemption Date, if the money necessary to redeem such Debt Securities has been deposited as provided in Section 3.01(d) and affidavits or other proof satisfactory to the Trustee as to the publication or mailing of such notice as have been lodged with the Trustee, such Debt Securities will not be considered as outstanding hereunder. From and after such Redemption Date (unless the Corporation defaults in the payment of the Redemption Price or any accrued interest) such Debt Securities (or parts thereof) will cease to bear interest. Upon surrender of any Debt Security for redemption in accordance with a notice of redemption, the Redemption Price of such Debt Security will be paid by the Paying Agent together with accrued interest to the Redemption Date, provided that instalments of interest on Debt Securities, where the Redemption Date is subsequent to a

Regular Interest Record Date but prior to the related Interest Payment Date, will be payable to the Holders thereof registered as such on the applicable Regular Interest Record Dates for such instalments.
(ii)	If a Debt Security called for redemption is not paid upon surrender of such Debt Security for redemption, the principal of and any premium, interest and other amounts on such Debt Security will, until paid, bear interest from the Redemption Date at the rate or rates prescribed therefor in the related Supplemental Indenture.
(f)	Debt Security Redeemed in Part. Any Debt Security that is to be redeemed only in part will be surrendered to the Paying Agent, with, if such Person so requires, due endorsement by, or a written instrument of transfer in form satisfactory to such Person duly executed by, the Holder or the Holder’s attorney duly authorized in writing, and the Corporation will execute, and the Trustee will certify or authenticate and deliver to such Holder without charge, a new Debt Security or Debt Securities of the same Series, of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and having the same Principal Terms as, and in exchange for, the unredeemed portion of the Debt Security so surrendered.
3.02 Purchase of Debt Securities
     (1) The Corporation has the right at any time and from time to time to purchase Debt Securities in the market or by tender or by private contract, at any price that is agreed upon between the Corporation and the applicable Holders.
     (2) Upon an invitation for tenders, if more Debt Securities of the applicable Series are tendered, at the same lowest price, than the Corporation is prepared to accept, the Debt Securities to be purchased by the Corporation will be selected by the Trustee in such manner (which may include random selection by computer) as the Canadian Trustee deems appropriate, from the Debt Securities tendered at such price. For this purpose, the Trustee may make, and from time to time amend, regulations with respect to the manner in which Debt Securities may be so selected, and regulations so made will be valid and binding upon all Holders notwithstanding the fact that, as a result of such regulations, any Debt Security becomes subject to purchase in part only. The Holder of any Debt Security of which part only is purchased will be entitled to receive, upon surrender of such Debt Security, without cost to such Holder, one or more new Debt Securities for the unpurchased part so surrendered, and the Corporation will execute, and the Trustee will certify or authenticate and deliver, such new Debt Securities upon receipt of the Debt Security so surrendered.
     (3) Subject to the provisions as to Debt Securities redeemed in part, all Debt Securities purchased under the provisions of this Section 3.02 will be forthwith delivered to and cancelled by the Trustee and no Debt Securities will be issued in substitution therefor.

ARTICLE 4 – PAYMENTS, PRIORITY ARRANGEMENTS
4.01 Provisions for Payment
     The principal of and any premium, interest and other amounts on a Series will be payable in the currency specified in the related Supplemental Indenture for such Series at the Place of Payment for such Series against surrender of the Debt Securities of such Series at the Office of the Paying Agent in such Place of Payment. If no currency is specified in the related Supplemental Indenture, amounts payable with respect to such Series will be payable in Canadian Dollars. Each Series will bear interest, if any, payable on the Interest Payment Dates and at the rate specified in, or determined in the manner provided in, the related Supplemental Indenture. Each Debt Security will be dated its issue date or, if agreed upon by the Corporation and the Trustee, the date of its certification or authentication by the Trustee.
4.02 Interest Payments
     (1) Interest payable on a Debt Security on an Interest Payment Date will be paid to the Holder thereof as at the close of business on the Regular Interest Record Date for such Interest Payment Date. Upon payment by the Corporation of the additional fees and expenses of the Trustee, the related Registrar or the related Paying Agent, as the case may be, with respect thereto, payment of interest on a Debt Security may be made by wire transfer to an account maintained with a bank in Canada designated in writing at least 15 days prior to the applicable Interest Payment Date by a Holder of such Series from time to time. In addition, at the option of the Corporation, payment of interest on a Debt Security may be made by cheque mailed not later than five days prior to the applicable Interest Payment Date to the address of the Person entitled to such payment as the address appearing in the relevant register. The forwarding of such cheque will satisfy and discharge the liability for the interest on such Debt Securities to the extent of the sum represented thereby (plus the amount of any tax deducted or withheld, if any) unless such cheque is not paid on presentation at any of the places at which such interest is payable. In the event of the non-receipt of such cheque by the applicable Holder of Debt Securities or the loss, theft or destruction thereof, the Corporation, upon being furnished with evidence of such non-receipt, loss, theft or destruction and indemnity reasonably satisfactory to it, will issue or cause to be issued to such Holder of Debt Securities a replacement cheque for the amount of such cheque.
     (2) Notwithstanding anything contained in this Indenture to the contrary, the Corporation may enter into an agreement with the Holder of a Debt Security or with the Person for whom such holder is acting as nominee providing for the payment, without presentation or surrender of the Debt Security or notation of payment thereon, to such holder of the principal sum of, any premium and interest on such Debt Security and all other money or securities payable hereunder at a place, and by electronic funds transfer on or in such other manner, other than the places or the manner specified in this Indenture and in such Debt Security as the places and the manner for such payment. The Corporation will furnish to the Trustee a Certificate of the Corporation setting forth the details of such agreement. Any payment of the principal of, any premium and interest on any such Debt Security and other money payable hereunder at such other place or in such other manner pursuant to such agreement will, notwithstanding any other provision of this Indenture or the Debt Security, be valid and binding on the Corporation, the Trustee and all holders of Debt Securities.
     (3) If a Debt Security or a portion thereof is called or presented to the Corporation for redemption and the Redemption Date is subsequent to a Regular Interest Record Date but prior to the related Interest Payment Date, interest on such Debt Security will be paid upon presentation and surrender of such Debt Security as provided in Section 3.01(e).
     (4) Interest on any Series that is not paid on or within three Business Days following the applicable Interest Payment Date (such unpaid interest, together with interest thereon as provided in Section 5.01, collectively “Default Interest”) will be paid in accordance with the following:
(a)	The Corporation may elect to pay the Default Interest to the Holders of such Series as at the close of business on a Special Interest Record Date for the payment of the Default Interest, which will be fixed in the following manner. The Corporation will notify the Trustee in writing of the amount of Default Interest proposed to be paid and the date of the proposed payment, and at the same time the Corporation will deposit with the Trustee an amount of money equal to the amount of the Default Interest proposed to be paid, or will make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, and such money when deposited will be held in trust for the benefit of the Persons entitled thereto. The Trustee will then fix a special record date on a Business Day (a “Special Interest Record Date”) for the payment of the Default Interest, which will be not less than 10 days and not more than 15 days prior to the proposed payment date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee will cause notice of the proposed payment of Default Interest and the Special Interest Record Date to be given to the Holders of such Series not less than 10 days prior to such Special Interest Record Date. Default Interest will be paid to such Holders as at the close of business on such Special Interest Record Date and will not be payable pursuant to Section 4.02(4)(b).

(b)	The Corporation may pay Default Interest on any Series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Series is listed or any over-the-counter market in which such Series is traded, and upon such notice as may be required by such exchange or market, if, after notice given by the Corporation to the Trustee of the proposed payment pursuant to this Section 4.02(4), such manner of payment will be deemed practicable by the Trustee.

(c)	This Section 4.02(4) will not have any effect in determining if there is an Event of Default under Section 7.01.
     (5) Subject to the foregoing provisions of this Section, each Debt Security delivered upon the transfer of or in exchange for or in lieu of any other Debt Security will carry the rights to interest accrued and unpaid, and to accrue, that was carried by such other Debt Security.

4.03 Currency Indemnity
     The Corporation will make payments relative to each Debt Security in the currency in which such Debt Security is denominated (the “Original Currency”). If the Corporation makes a payment relative to a Debt Security (whether to the Trustee, the related Registrar, the related Paying Agent or the applicable Holder) in a currency (the “Other Currency”) other than the Original Currency (whether voluntarily or pursuant to an order or judgment of a court or tribunal of any jurisdiction), such payment will constitute a discharge of the liability of the Corporation in respect of such Debt Security only to the extent of the amount of the Original Currency which the recipient of such payment purchases, in accordance with its normal practice, with the amount of the Other Currency received. If the amount of the Original Currency which the recipient is able to purchase in accordance with normal banking procedures is less than the amount of the Original Currency due, the Corporation will indemnify and save harmless the Trustee, the related Registrar, the related Paying Agent and the applicable Holder from and against any loss or damage arising as a result of such deficiency. This indemnity will constitute an obligation separate and independent from the other obligations contained in this Indenture, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by the Trustee, the related Registrar, the related Paying Agent or the applicable Holder, and will continue in full force and effect notwithstanding any judgment or order in respect of any amount due under this Indenture.
4.04 Ranking of Debt Securities
     (1) All Debt Securities of a Series will rank pari passu and ratably with all other Debt Securities of such Series, and will share all collateral security, if any, delivered to the Trustee or any Person on its behalf with respect to such Series equally and ratably, except as provided in the Supplemental Indenture related to such Series.
     (2) Each Holder by accepting a Debt Security irrevocably authorizes and directs the Trustee on its behalf to take such action (including the execution and delivery of documents of subordination of payment and of any such collateral security) at the request of the Corporation as may be necessary or appropriate with the Trustee relying on the advice of Counsel to further assure the priority arrangements provided for in this Indenture and the Secured Note Loan Documents with respect to any Series, including regarding application of payments, the provision of security, the entering into of intercreditor arrangements and the effecting of subordination arrangements including in connection with any Refinancing Indebtedness, and each Holder appoints the Trustee as its agent for any and all such purposes.
     (3) A Holder may at any time extend any time of payment applicable to its Debt Securities or waive any Event of Default applicable to such Debt Securities, without notice to or consent from any creditor of the Corporation (including any other Holder) which is subordinate in right of payment to such Holder.

ARTICLE 5 - COVENANTS OF THE CORPORATION
5.01 Payment of Principal, Premium and Interest
     The Corporation covenants and agrees with the Trustee and for the benefit of the Holders of each Series of Debt Securities that it will duly and punctually pay the principal of (and premium, if any) and interest on the Debt Securities of such Series in accordance with their terms and this Indenture. Principal (and premium, if any) or interest payable with respect to any Debt Securities will be considered paid on the date due if the Paying Agent holds on that date money or securities or both sufficient to pay all principal (and premium, if any) and interest then due. Notwithstanding any other term of this Indenture, the Corporation will pay, to the extent such payments are lawful, interest in cash on overdue principal and it shall pay interest in cash on overdue interest (without regard to any applicable grace periods) from time to time on demand at the rate borne by the Debt Securities plus 2% per annum.
5.02 Maintenance of Office or Agency
     (1) The Corporation will maintain or cause the related Registrar or the related Paying Agent, as the case may be, to maintain an Office or Agency at each Place of Payment for any Series where Debt Securities of such Series may be presented or surrendered for payment, or for registration of transfer or exchange, and where notices and demands to or upon the Corporation in respect of such Debt Securities and this Indenture may be served. The Corporation will give prompt written notice to the Trustee of the location, and any change in the location, of any such Office or Agency. If at any time the Corporation fails to maintain such required Office or Agency or fails to furnish to the Trustee the address of any such Office or Agency, such presentations, surrenders, registrations, notices and demands may be made or served at the principal corporate trust office of the Canadian Trustee in Toronto, Ontario, unless in respect of a presentation or surrender for payment, or a registration of transfer or exchange in which case such presentation or surrender or registration will be made or served at the security transfer department of the Canadian Trustee in Toronto, Ontario, and the Corporation hereby appoints the Canadian Trustee as its agent to receive all such presentations, surrenders, notices, registrations and demands.
     (2) The Corporation may from time to time designate one or more other Offices or Agencies (in or outside of such Place of Payment) where the Debt Securities of such Series may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Corporation of its obligation to maintain, or cause the related Registrar or the related Paying Agent, as the case may be, to maintain for such purposes an Office or Agency in each Place of Payment for such Series. The Corporation will give prompt written notice to the Trustee of any such designation and any change in the location of any such other Office or Agency.
5.03 Money for Debt Securities Payments to Be Held in Trust
     (1) Whenever the Corporation has one or more Paying Agents with respect to any Series of Debt Securities, it will, prior to each due date for payment of the principal of (and premium, if any) or interest on any Debt Securities of such Series, deposit with a Paying Agent an amount sufficient to pay the principal (and premium, if any) or interest so becoming due, such amount to be held in trust by such Paying Agent for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Corporation will promptly notify the Trustee of its action or failure so to act.
     (2) The Corporation will cause each Paying Agent with respect to any Series of Debt Securities, other than the Trustee, to execute and deliver to the Trustee an instrument in which such Paying Agent agrees, subject to the provisions of this Section, that such Paying Agent will:
(a)	hold all amounts held by it for the payment of the principal of (and premium, if any) or interest on Debt Securities of such Series in trust for the benefit of the Persons entitled thereto until such amounts are paid to such Persons or otherwise disposed of as herein provided;

(b)	give the Trustee written notice of any default by the Corporation (or any other obligor upon the Debt Securities of such Series) in the making of any payment of principal of (and premium, if any) or interest on the Debt Securities of such Series; and

(c)	at any time during the continuance of any such default, upon the written request of the Trustee, forthwith deliver to the Trustee all amounts so held in trust by such Paying Agent.
     (3) The Corporation may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by request of the Corporation direct any Paying Agent to deliver, to the Trustee all amounts held in trust by the Corporation or such Paying Agent, such amounts to be held by the Trustee upon the same trusts as those upon which such amounts were held by the Corporation or such Paying Agent; and upon such payment by any Paying Agent to the Trustee, such Paying Agent will be released from all further liability with respect to such amounts.
     (4) Any amounts deposited with the Trustee or any Paying Agent, or then held by the Corporation, in trust for the payment of the principal of (and premium, if any) or interest on any Debt Security of any Series and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable will to the extent permitted by Applicable Law be delivered to the Corporation on Request of the Corporation, or (if then held by the Corporation) will be discharged from such trust; and the Holder of such Debt Security will thereafter, as an unsecured general creditor, look only to the Corporation for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust property, and all liability of the Corporation as trustee thereof, will thereupon cease.
5.04 Corporate Existence; Books of Account; Annual Filing; Compliance Certificate, etc.
     (1) The Corporation covenants and agrees with the Trustee for the benefit of each Holder that:

(a)	it will (and will cause each Restricted Subsidiary to), subject to the provisions of Section 9.01 do or cause to be done all necessary things to preserve and keep in full force and effect its corporate existence or limited partnership existence and its rights and franchises;

(b)	it will keep or cause to be kept by each Restricted Subsidiary proper books of account in accordance with Canadian generally accepted accounting principles;

(c)	it will, on or before June 1, in each year and at any other reasonable time if requested by the Trustee, furnish to the Trustee a Certificate of the Corporation stating that the Corporation and each Restricted Subsidiary has complied with all covenants, conditions and other requirements contained in the Secured Note Loan Documents, non-compliance with which would, with the giving of notice, lapse of time, or otherwise, constitute an Event of Default hereunder or, if such is not the case, specifying the covenant, condition or other requirement that has not been complied with and giving particulars of such non-compliance and its current status and the action, if any, the Corporation has taken or proposes to take with respect thereto to eliminate such circumstance and remedy such Event of Default, as the case may be; and

(d)	it will promptly notify the Trustee in writing upon becoming aware of the occurrence of any Default or Event of Default and provide the Trustee with a Certificate of the Corporation specifying the Default or Event of Default, its current status and the action, if any the Corporation has taken or proposes to take with respect thereto to remedy the Default or Event of Default.

(2)	So long as any Debt Securities are outstanding:

(a)	if the Corporation is subject to the reporting requirements under the securities laws of one or more provinces or territories of Canada and is required to file information with one or more securities commissions in Canada (the “Canadian Commissions”), the Corporation will make such filings and furnish to the Canadian Trustee and the Holders of the Debt Securities to the extent not otherwise generally available on the Canadian System for Electronic Document Analysis and Retrieval (“SEDAR”), as promptly as is reasonably practicable after such information has been filed:
(i)	all quarterly and annual financial information that the Corporation would be required to file with such Canadian Commissions as if it was a reporting issuer under the securities laws of the Province of Ontario, including in each case a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Corporation’s independent chartered accountants (who will be a firm of established national reputation); and

(ii)	all material change reports and other current reports that the Corporation would be required to file with the Canadian Commissions as if it was a reporting issuer under the securities laws of the Province of Ontario;
(b)	if the Corporation is not subject to the reporting requirements under the securities laws of any province or territory of Canada or is otherwise not required to file information with one or more Canadian Commissions, the Corporation will furnish, as promptly as is reasonably practicable after it is available, to the Canadian Trustee and the Holders of Debt Securities to the extent not otherwise generally available on SEDAR, a copy of all of the financial information and reports referred to in Section 5.04(2)(a) above; and

(c)	the Corporation will, and will cause the Guarantors to the extent required to, comply with Section 314(a) of the TIA to the extent such compliance is not otherwise provided for in this Section 5.04.

(3)	If the Debt Securities of any Series are to be secured by a mortgage or pledge of property, the Corporation will, and will cause the Guarantors to the extent required to, comply with Section 314(b) and Section 314(d) of the TIA. Notwithstanding anything to the contrary in this Section 5.04(3), neither the Corporation nor any Guarantor will be required to comply with all or any portion of Section 314(d) of the TIA if the Corporation determines, in good faith based on advice of Counsel, that, under the terms of Section 314(d) of the TIA and/or any interpretation or guidance as to the meaning thereof of the U.S. Securities and Exchange Commission or its staff, including publicly available “no action” letters or exemptive orders, all or any portion of Section 314(d) of the TIA is inapplicable to all or any part of the collateral or the release, deposit or substitution thereof.

(4)	The Corporation will not (and will cause each Restricted Subsidiary and Unrestricted Subsidiary in respect of which a Lien has been granted in favour of the Trustee not to) change its name or amalgamate with another corporation under a different name in accordance with Article 9 without giving at least 30 days’ prior written notice to the Trustee of the new name and the date upon which such change of name or amalgamation is to take effect and, within five days of the change of name or amalgamation, the Corporation will provide the Trustee with:

(a)	a notarial or certified copy of the articles or amendment or articles of amalgamation affecting the change of name or amalgamation, as the case may be; and

(b)	an opinion from Counsel satisfactory to the Trustee confirming that all appropriate or requested actions registrations, filings or recordings have been made on behalf of the Trustee to fully and effectively perfect, maintain, preserve and protect any security and Lien (and priority with respect thereto) in favour of the Trustee.

5.05 Waiver of Certain Covenants
     The Corporation may omit in any particular instance to comply with any covenant or condition set forth in Section 5.04(2) with respect to the Debt Securities of any Series or identified in any Supplemental Indenture with respect to such Series as being subject to this Section 5.05 if, before the time for such compliance, the Holders of a majority in principal amount of the outstanding Debt Securities of such Series, by Act of Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver will extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver becomes effective, the obligations of the Corporation and the duties of the Trustee in respect of any such covenant or condition will remain in full force and effect.
5.06 Incumbency Certificate
     The Corporation will provide to the Trustee an incumbency certificate setting out the names and sample signatures of Persons authorized to give instructions to the Trustee hereunder. The Trustee will be entitled to rely on such certificate until a revised certificate is provided to it hereunder. The Trustee will be entitled to refuse to act upon any instructions given by a party which are signed by any Person other than a Person described in the incumbency certificate provided to it pursuant to this section.
ARTICLE 6 – GUARANTEES
6.01 Guarantees
     With respect to the Debt Securities of any Series, the Corporation will cause each Subsidiary of the Corporation that is specified in the Supplemental Indenture for such Series (a “Guarantor”) to enter into the guarantee agreement (a “Guarantee”) attached hereto as Schedule A. Any such Guarantee will be deemed to be issued under this Indenture.
6.02 Release of Guarantors
     The Guarantee of a Guarantor will be released and discharged upon a sale or other disposition, by way of merger, consolidation or otherwise, of all the Capital Stock or all or substantially all of the assets of any Guarantor to any Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary or the Corporation; provided that such sale or other disposition complies with the applicable provisions of any Supplemental Indenture; and, prior to release and discharge of such Guarantee, the Corporation has delivered to the Trustee a Certificate of the Corporation and an Opinion of Counsel, each stating that all conditions precedent herein or in any Supplemental Indenture relating to such transactions have been complied with and that such release and discharge is authorized and permitted hereunder or thereunder. The Trustee shall execute any documents reasonably requested by either the Corporation or a Guarantor (at the expense of the Corporation or the Guarantor, as the case may be) in order to evidence the release and discharge of such Guarantor from its obligations under its Guarantee under this Article 6. Any Guarantor not released from its obligations under its Guarantee will remain liable for the full amount of the principal and interest on the Debt Securities and for the other obligations of such Guarantor under its Guarantee.

ARTICLE 7 - DEFAULT AND ENFORCEMENT
7.01 Events of Default
     The occurrence of any events of default provided in any Supplemental Indenture with respect to the Debt Securities of any Series constitute an “Event of Default” with respect to the Debt Securities of that Series.
7.02 Acceleration on Default
     Subject to any provision of a Supplemental Indenture so otherwise providing, if an Event of Default occurs and is continuing with respect to outstanding Debt Securities of any Series, then in every such case, the Trustee may, in its discretion, and must, upon the written request of the Holders of not less than 25% in principal amount of the outstanding Debt Securities of such Series, declare the principal amount of and premium, if any, on all the outstanding Debt Securities of such Series and all accrued interest thereon to be due and payable immediately by notice in writing to the Corporation (and to the Trustee if given by such Holders), and upon any such declaration such principal amount, premium and interest will become immediately due and payable.
7.03 Waiver of Declaration
     At any time after a declaration of acceleration with respect to the outstanding Debt Securities of one or more Series has been made pursuant to Section 7.02 and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided, the Holders of a majority in principal amount of outstanding Debt Securities of all Series affected by such Event of Default (as a class), by written Notice to the Corporation and the Trustee, may thereupon rescind and annul such declaration and its consequences in respect of such Series, if the Corporation has paid or deposited with the Trustee a sum sufficient to pay:
(a)	all overdue interest on all Debt Securities of such Series and all amounts due the Trustee hereunder;

(b)	the principal of (and premium, if any) the Debt Securities of such Series that have become due otherwise than by such declaration of acceleration, and interest thereon at the rate or rates prescribed therefor in such Debt Securities; and

(c)	to the extent that payment of such interest is lawful and applicable, interest upon overdue instalments of interest at the rate prescribed therefor in such Debt Securities; and
all Events of Default with respect to the Debt Securities of such Series, other than the non-payment of the principal of (and premium, if any), and interest on, such Debt Securities that have become due solely by such declaration of acceleration, have been cured or waived in accordance with the provisions of this Indenture and such rescission or annulment would not conflict with any judgment or decree of any court of competent jurisdiction. No such rescission or annulment will affect any subsequent Event of Default or impair any right consequent thereto.

7.04 Waiver
     (1) The Holders of not less than a majority in principal amount of the outstanding Debt Securities of any Series may on behalf of the Holders of all Debt Securities of any such Series waive any past default hereunder with respect to such Series and its consequences, except a default in the payment of the principal of (or premium, if any) or interest on any Debt Security of such Series.
     (2) Upon any such written waiver, such default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured in accordance with such written waiver. No such written waiver will extend to any subsequent or other default or impair any right consequent thereon.
7.05 Other Remedies
     (1) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of (and premium, if any) or interest on the Debt Securities or to enforce the performance of any term of the Secured Note Loan Documents.
     (2) The Trustee will have the power at any time and from time to time to institute and to maintain such suits and Proceedings as it may be advised will be necessary or advisable to preserve and protect its interests and the interests of the Holders. The Trustee may maintain a Proceeding even if it does not possess any Debt Securities or does not produce any of them in the Proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default will not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.
7.06 Application of Money Collected
     Any money collected by the Trustee pursuant to this Article 7 in respect of a Series will (subject to any claims having priority under Applicable Law or by contract by which the Trustee is bound) be applied in the following order, at the dates fixed by the Trustee and, in case of the distribution of such money on account of principal of (and premium, if any) or interest, or both, as the case may be, upon presentation of Debt Securities and the notation thereon of the payment (if only partially paid) and upon surrender thereof (if fully paid):
(a)	first, to the payment of all amounts due to the Trustee (ratably in proportion of amount owed) under Section 8.07 of this Indenture with respect to such Series;

(b)	second, to the payment of accrued interest on such Series;

(c)	third, to the payment of the principal of (and premium, if any) on such Series;

(d)	fourth, to the payment of any other amounts with respect to such Series; and

(e)	fifth, to whomever may be lawfully entitled to receive the balance of such money pursuant to Applicable Law as directed by an Order of the Corporation or a court of competent jurisdiction.

7.07 Control by Holders
     (1) The Holders of at least a majority in principal amount of the outstanding Debt Securities of all Series affected by an Event of Default (as a class) may:
(a)	direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of all Series affected by such Event of Default; and

(b)	take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of Debt Securities of such Series under any provisions of the Secured Note Loan Documents or under Applicable Law.
     (2) The Trustee may refuse, however, to follow any direction that conflicts with Applicable Law or the Secured Note Loan Documents or that may expose the Trustee to potential liability unless, in each such case, the Trustee has been provided funds and an indemnity in form satisfactory to the Trustee prior to taking such action in accordance with Section 8.02(1)(d) provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
7.08 Limitation on Suits
     (1) A Holder of Debt Securities of any Series may pursue a remedy with respect to the Secured Note Loan Documents directly only if: (a) the Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Debt Securities of such Series; (b) the Holders of at least 25% in principal amount of the then outstanding Debt Securities of all Series affected by such Event of Default (as a class) have made a request in writing to the Trustee to institute a Proceeding and pursue the remedy; (c) such Holders have provided to the Trustee funds and an indemnity in form satisfactory to the Trustee against any loss, liability or expense; (d) the Trustee does not comply with such request and has failed to institute such Proceeding within 60 days after receipt of such request and funds and indemnity; and (e) during such 60-day period the Holders of a majority in principal amount of outstanding Debt Securities of all Series affected by such Event of Default (as a class) do not give the Trustee a direction inconsistent with such request.
     (2) Holders may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.
     (3) The limitations set forth in Section 7.08(1) do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable Maturity Date specified in such Debt Security.
7.09 Rights of Holders To Receive Payment
     Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of (and, premium, if any) and interest on Debt Securities held by such

Holder, on or after the respective due dates expressed in the Debt Securities (or, in the case of redemption, on the Redemption Date), or to institute suit for the enforcement of any such payment on or after such respective dates, will not be impaired or affected without the consent of the Holder, except if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under Applicable Law, result in the surrender, impairment, waiver or loss of the Lien of any Secured Note Loan Documents upon any property subject to such Lien.
7.10 Collection Suit by Trustee
     If an Event of Default occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Corporation for the whole amount of principal (and premium, if any) and interest remaining unpaid (including Default Interest), together with any and all amounts due the Trustee hereunder (including expenses of legal counsel and those amounts set out in Section 8.07).
7.11 Trustee May File Proofs of Claim
     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders lodged or allowed in any judicial proceedings relative to the Corporation, its Affiliates, its creditors or its property. The Trustee will be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same in accordance with the Secured Note Loan Documents, and any receiver, trustee, assignee, liquidator, sequestrator or similar official under any bankruptcy, insolvency or similar laws in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee will consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to the Trustee for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07. Nothing herein contained will be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debt Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
7.12 Undertaking for Costs
     In any suit for the enforcement of any right or remedy under the Secured Note Loan Documents or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defences made by the party litigant. This Section 7.12 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 7.08, or a suit by any Holder or group of Holders of more than 10% in principal amount of the outstanding Debt Securities of all Series affected.

7.13 Delay or Omission Not Waiver
     No delay or omission of the Trustee or of any Holder of any Debt Security to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 7 or by Applicable Law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
7.14 Remedies Cumulative
     No remedy herein conferred upon or reserved to the Trustee or upon or to the Holders is intended to be exclusive of any other remedy, but each remedy will be cumulative and will be in addition to every other remedy given hereunder or now existing or hereafter to exist by law or statue.
7.15 Judgment Against the Corporation
     The Corporation covenants and agrees with the Trustee that, in case of any judicial or other Proceedings to obtain judgment for payment of the principal of, premium (if any) on or interest (if any) on the Debt Securities, judgment may be rendered against it in favour of the Holders or in favour of the Trustee, as trustee and agent for the Holders, for the amount which may remain due in respect of the Debt Securities of such Series and the interest and premium (if any) thereon.
ARTICLE 8 – THE TRUSTEE
8.01 Duties of Trustee
     In the exercise of its rights, duties and obligations prescribed or conferred by this Indenture and any other Secured Note Loan Documents:
(a)	the Canadian Trustee will act honestly and in good faith with a view to the best interests of the Holders, and will exercise that degree of care, diligence and skill that a reasonably prudent corporate trustee would exercise in comparable circumstances in respect of corporate debt instruments;

(b)	if an Event of Default has occurred and is continuing, the U.S. Trustee will exercise such of the rights and powers vested in it by this Indenture and will use the same degree of care and skill in the exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

(c)	except during the continuance of an Event of Default, the U.S. Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture to be performed by the U.S. Trustee and no others, and no implied covenants or obligations will be read into this Indenture against the U.S. Trustee;

(d)	in the absence of bad faith on its part, the Trustee may conclusively act and rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. In the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee will examine same to determine whether they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);

(e)	the Trustee will not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:
(i)	this Section 8.01(e) does not limit the effect of Section 8.01(c);

(ii)	the Trustee will not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)	the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.02 or 7.07; and

(iv)	no provision of this Indenture requires the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers;
(f)	the Trustee will retain the right not to act and shall not be held liable for refusing to act unless it has received clear and reasonable documentation which complies with the terms of this Indenture; such documentation must not require the exercise of any discretion or independent judgment;

(g)	the Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Corporation. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law or this Indenture; and

(h)	whether or not therein expressly so provided and notwithstanding any other provision hereof to the contrary, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to a Trustee will be subject to the provisions of this Section 8.01 and to the applicable provisions of Trust Indenture Legislation.
8.02 Certain Rights of Trustee
(1)	Subject to Section 8.01:

(a)	the Trustee may conclusively rely, and will be fully protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument,

opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person;
(b)	before the Trustee acts or refrains from acting, it may require a Certificate of the Corporation or an Opinion of Counsel. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;

(c)	the Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any attorney or agent appointed with due care by it hereunder;

(d)	the Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders have provided to the Trustee funds and an indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

(e)	the Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers, provided that the Trustee’s conduct does not constitute negligence or bad faith;

(f)	whenever in the administration of this Indenture the Trustee deems it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon a Certificate of the Corporation;

(g)	the Trustee will not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee determines to make such further inquiry or investigation, it will be entitled to examine the books, records and premises of the Corporation and its subsidiaries personally or by agent or attorney at the expense of the Corporation and, except as otherwise provided in Section 8.01(e) or required by Trust Indenture Legislation, will incur no liability of any kind by reason of such inquiry or investigation;

(h)	except as otherwise provided in Section 8.01(e) or required by Trust Indenture Legislation, in no event will the Trustee be responsible or liable for special indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(i)	the rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and will be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(j)	the Trustee may retain such independent legal counsel, auditor, valuer, engineer, surveyor or other expert and may employ such agents or assistants as may be required by it for the purposes of the discharging its of duties and determining its rights hereunder, and may or may not in its discretion act and rely on the advice, information or opinion of any such expert and will not be liable for acting and relying in good faith on such advice, information or opinion, nor will the Trustee be responsible for any misconduct or negligence of any such Person appointed with due care. The Corporation will reimburse the Trustee for the reasonable fees, expenses and disbursements of any and all such independent legal counsel, auditor, valuer, engineer, surveyor other expert, agent or assistants. The Trustee may but need not, in its sole discretion, act and rely on the information, advice or opinion of such independent legal counsel, auditor, valuer, engineer, surveyor or other expert or agent retained or employed by the Corporation;

(k)	the Trustee will not be liable for any reason for failure or default of the Corporation to remove any Lien upon the property of the Corporation or its subsidiaries or for failure to take any action necessary to constitute, perfect or maintain the priority of any Lien or for any failure of any Lien or any defect in any Lien or for the sufficiency, correctness, genuineness, or validity of any Lien;

(l)	the duties and obligations of the Trustee will be determined solely by the provisions hereof and the other Secured Note Loan Documents to which it is a party and, accordingly, the Trustee will not be responsible except for the performance of such duties and obligations as it has undertaken herein and therein;

(m)	the Trustee will have the right to decline to take any enforcement action under Article 7 if, in the opinion of the Trustee acting reasonably, such enforcement action may not lawfully be taken or would be unduly prejudicial to the rights of the Trustee;

(n)	the Trustee will not be obligated to analyze financial statements, auditors’ reports, insurance coverage or other information relating to the business or financial condition of the Corporation which may come into the Trustee’s possession, or to evaluate, at any time in any manner whatsoever, the performance of the Corporation;

(o)	in the event of any disagreement arising regarding the terms of this Indenture, the Trustee will be entitled at its option to refuse to comply with any or all demands whatsoever until the dispute is settled either by agreement amongst the various parties or by a court of competent jurisdiction; and

(p)	the Trustee shall be entitled to rely on, and act upon, any direction, order, instruction, notice or other communication provided to it hereunder which is sent to it by facsimile transmission.
     (2) A Trustee may request that the Corporation deliver a Certificate of the Corporation setting forth the names of the individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Certificate of the Corporation may be signed by any Person authorized to sign a Certificate of the Corporation, including any person specified as so authorized in any such certificate previously delivered and not superseded.
8.03 Individual Rights of Trustee
     The Trustee, any Paying Agent, any Registrar or any other agent of the Corporation or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Debt Securities and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Corporation with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.
8.04 Trustee’s Disclaimer
     The recitals and statements of fact contained herein and in the Debt Securities, except for the Trustee’s certificates of authentication, will be taken as the statements of the Corporation, and the Trustee assumes no responsibility for their correctness. Neither Trustee makes any representations as to the validity or sufficiency of this Indenture or of any Debt Securities. The Trustee will not be accountable for the use or application by the Corporation of Debt Securities or the proceeds thereof.
8.05 Notice of Defaults
     (1) Each Trustee will promptly give the other Trustee notice of any Event of Default known to it. If any Event of Default occurs and is continuing and if such Event of Default is known to either Trustee, one or both of the Trustees will mail to the Holders of all outstanding Debt Securities affected thereby in the manner and to the extent provided in TIA Section 313(c) notice of the Event of Default promptly after its occurrence; provided, however, that, except in the case of a default in the payment of the principal of, premium, if any, or interest on any Debt Security, either Trustee will be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders and so informs the Corporation in writing.
     (2) The Trustee will not be deemed to have knowledge of an Event of Default unless a written notice of such Event of Default has been received by either Trustee at its corporate trust office and such notice references the Debt Securities and this Indenture. In the absence of any such notice, the Trustee may for all purposes of this Indenture conclusively assume that the Corporation is not in default hereunder and that no Event of Default has been made with respect to the payment of principal of or costs, fees, charges, expenses or interest on the Debt Securities or in the observance or performance of any of the covenants, agreements or conditions contained herein. Any such notice will in no way limit any discretion herein given to the Trustee to determine whether or not the Trustee will take any action with respect to any Event of Default or take action without any such notice.
8.06 Reports by Trustee to Holders
     (1) Within 60 days after May 15 of each year commencing with May 15, 2006, the U.S. Trustee will transmit to the Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such date that complies with TIA Section 313(a). The U.S. Trustee also will comply with TIA Section 313(b) and (c).
     (2) The Corporation will promptly notify the Trustee whenever any Debt Securities become listed on any securities exchange and of any delisting thereof, and the U.S. Trustee will comply with TIA Section 313(d).
8.07 Compensation and Indemnity
     (1) The Corporation will pay to the Trustee such compensation as may be charged from time to time by the Trustee under its standard fee schedule for its services hereunder. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Corporation will reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses will include the reasonable compensation and out-of-pocket expenses of the Trustee’s agents, counsel and other advisors.
     (2) The Corporation will indemnify the Trustee (in any of its capacities in connection with any of the transactions contemplated hereby, including under this Indenture) and its officers, directors, employees and agents (collectively, the “Indemnified Parties”) for, and hold it and them harmless from and against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses), penalties, actions, suits, demands, costs, levies, disbursements of whatever kind or nature (“Costs”) which may at any time be suffered by, imposed on, incurred by or asserted against any Indemnified Party whether groundless or otherwise incurred by it or any of them without wilful misconduct or negligence or bad faith on its part arising out of or in connection with the administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture including this Section 8.07 and of defending itself against any claim, whether asserted by the Corporation, any Holder or any other Person). The Indemnified Party will notify the Corporation promptly of any claim for which it may seek indemnity. Failure by such Indemnified Party to so notify the Corporation will not relieve the Corporation of its obligations hereunder. The Corporation will defend the claim and the Indemnified Party will reasonably cooperate in such defense. The Indemnified Party may have separate counsel and the Corporation will pay the reasonable fees and expenses of such counsel. The Corporation need not pay for any settlement made without its consent, which consent may not be unreasonably withheld. The Corporation will not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own wilful misconduct or negligence or bad faith.
     (3) Without limiting the generality of the preceding paragraph, the Corporation will indemnify the Indemnified Parties for, and hold them harmless from and against any and all

Costs which may at any time be suffered by, imposed on, incurred by or asserted against an Indemnified Party whether groundless or otherwise incurred by it or any of them without wilful misconduct or negligence or bad faith on its part relating to the Environment which arises out of the execution, delivery or performance of, or the enforcement or exercise of any right under, this Indenture or any Supplemental Indenture, including any claim in nuisance, negligence, strict liability or other cause of action arising out of a Release of a Hazardous Substance into the Environment, the presence or Clean-Up of any Hazardous Substance in the Environment, liability for personal injury or property damage arising from Hazardous Substances, any fines or Orders of any kind that may be levied or made pursuant to an Environmental Law; other than such Costs to the extent they arise as a result of the failure of the Indemnified Parties to comply with Section 8.01.
     (4) The Trustee shall be constituted as the agent and bare Trustee of the other Indemnified Parties and shall hold and enforce each such Indemnified Party’s rights under Sections 8.07(2) and (3) for such Indemnified Party’s benefit.
     (5) To secure the Corporation’s payment obligations in this Section 8.07, the Trustee will have a Lien prior to the Debt Securities on all money or property held or collected by the Trustee hereunder, in its capacity as Trustee, except money or property held in trust to pay principal of, premium, if any, and interest on particular Debt Securities.
     (6) The Corporation’s obligations under this Section 8.07, and any claim arising hereunder will survive the resignation or removal of any Trustee, the satisfaction and discharge of the Corporation’s obligations pursuant to Article 12 and any rejection or termination under any bankruptcy law, and the termination of this Indenture.
     (7) “Trustee” for purposes of this Section 8.07 will include any predecessor Trustee; provided, however, that the negligence or wilful misconduct or bad faith of any Trustee hereunder will not affect the rights of any other Trustee hereunder.
8.08 Replacement of Trustee
     (1) A resignation or removal of a Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 8.08.
     (2) Either Trustee may resign at any time by so notifying the Corporation. The Holders of a majority in outstanding principal amount of the outstanding Debt Securities may remove either Trustee by so notifying the Trustee and the Corporation. The Corporation will remove a Trustee if:
(a)	such Trustee fails to comply with the applicable requirements of Section 8.10;

(b)	such Trustee is adjudged bankrupt or insolvent;

(c)	a receiver or other public officer takes charge of such Trustee or its property; or

(d)	such Trustee otherwise becomes incapable of acting.

     (3) If either Trustee resigns or is removed, or if a vacancy exists in the office of U.S. Trustee or Canadian Trustee for any reason, the Corporation will promptly appoint a successor Canadian or U.S. Trustee, as the case may be. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Debt Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Corporation.
     (4) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Corporation. Thereupon the resignation or removal of the Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee that it is succeeding under this Indenture. The successor Trustee will mail a notice of its succession to all Holders. The retiring Trustee will, upon payment of its charges and subject to its Lien, if any, created by Section 8.07, promptly transfer all property held by it as Trustee to the successor Trustee.
     (5) If a successor Trustee does not take office within 60 days after the Trustee resigns or is removed, the retiring Trustee, the Corporation or the Holders of at least 10% in outstanding principal amount of the Debt Securities of any Series may, at the Corporation’s expense, petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Corporation.
     (6) If a Trustee fails to comply with Section 8.10, any Holder may petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor Trustee.
     (7) Notwithstanding the replacement of a Trustee pursuant to this Section 8.08, the Corporation’s obligations under Section 8.07 will continue for the benefit of the retiring Trustee.
     (8) Any resignation or removal of the Trustee pursuant to this Indenture will be deemed to be a resignation or removal of the Trustee in its capacity as agent under the Secured Note Loan Documents and any appointment of a successor Trustee pursuant to this Indenture will be deemed to be an appointment of a successor Trustee under the Secured Note Loan Documents and such successor will assume all of the rights, duties and obligations of the retiring agent in its capacity as Trustee under the Secured Note Loan Documents.
8.09 Successor Trustee by Merger
     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee will be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, will be the successor of the Trustee hereunder, provided such corporation will be otherwise qualified and eligible under this Article 8, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Debt Securities will have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Debt Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Debt Securities. In case at that time any of the Debt Securities have not been authenticated, any successor Trustee may authenticate such

Debt Securities either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates will have the full force and effect which this Indenture provides that the certificate of authentication of the Trustee will have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Debt Securities in the name of any predecessor Trustee will apply only to its successor or successors by merger, conversion or consolidation.
8.10 Eligibility: Disqualification
     (1) The U.S. Trustee will at all times satisfy the requirements of TIA Section 310(a)(1) and (5). The U.S. Trustee will have a combined capital and surplus of at least U.S. $50,000,000 as set forth in its most recent published annual report of condition. The U.S. Trustee will comply with TIA Section 310(b); provided, however, that there will be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other debt securities of the Corporation are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. If either Trustee has or will acquire a conflicting interest within the meaning of the TIA, such Trustee will either eliminate such interest within 90 days or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture.
     (2) Notwithstanding the foregoing, by their acceptance of Debt Securities and the benefits of this Indenture, the Holders waive any conflict that may arise from the fact that the Canadian Trustee acted as trustee for securities of the Corporation issued pursuant to various indentures entered into by the Corporation and the Canadian Trustee prior to the date of this Indenture.
     (3) Subject to Trust Indenture Legislation, the Trustee may buy, lend upon and deal in the Debt Securities with the Corporation or otherwise, and generally contract and enter into financial transactions with the Corporation or otherwise, without being liable to account for any profit made thereby.
     (4) There will at all times be a Canadian Trustee under this Indenture. The Canadian Trustee will at all times be a corporation organized under the laws of Canada or any province thereof and authorized to carry on trust business therein. If at any time the Canadian Trustee will cease to be eligible in accordance with this Section, it will resign immediately in the manner and with the effect specified in Section 8.08.
8.11 Preferential Collection of Claims Against Corporation
     The Trustee will comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed will be subject to TIA Section 311(a) to the extent indicated therein.
8.12 Joint Trustees
     The rights, powers, duties and obligations conferred and imposed upon the Trustee are conferred and imposed upon and will be exercised and performed by the U.S. Trustee and the Canadian Trustee jointly, except to the extent otherwise provided herein or otherwise required by

Trust Indenture Legislation and except to the extent that under Trust Indenture Legislation either Trustee will be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations will be exercised and performed by the Trustee which is not so incompetent or unqualified to the extent it can do so under Applicable Law, and except that neither Trustee will be liable or responsible for the acts or omissions of the other Trustee. Notwithstanding anything to the contrary contained in this Indenture, it is hereby agreed and understood as between the U.S. Trustee and the Canadian Trustee that: (i) the U.S. Trustee is appointed hereunder solely for the purpose of satisfying Section 310(a) of the TIA, and such other sections of the TIA that expressly require a U.S. Trustee to act; (ii) the U.S. Trustee will not be subject to Canadian law; and (iii) the U.S. Trustee will have no obligation whatsoever in any capacity whatsoever (including the capacity of Paying Agent, Registrar, or Transfer Agent) under this Indenture or to administer this Indenture or the Debt Securities issued hereunder or under any Supplemental Indentures, except as set forth in clause (i), and the Canadian Trustee will be responsible for (a) the matters set forth in this clause (iii) and (b) to enforce this Indenture and exercise all rights and remedies on behalf of Holders hereunder; provided, however, that upon an Event of Default, the U.S. Trustee will exercise rights and remedies solely under U.S. law on behalf of U.S. Holders. For the avoidance of doubt, the certification or authentication of the Debt Securities may be carried out by either the U.S. Trustee or the Canadian Trustee.
8.13 Appointment of Co-Trustee
     (1) It is the purpose of this Indenture that there will be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as a trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture, and in particular in case of the enforcement thereof on default, or in the case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted or take any action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an individual or institution as a separate or co-trustee. The following provisions of this Section 8.13 are adopted to these ends.
     (2) In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, duty, claim, demand, cause of action, immunity, estate, title, interest and Lien expressed or intended by this Indenture and the Secured Note Loan Documents to be exercised by or vested in or conveyed to the Trustee with respect thereto will be exercisable by and vest in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights, duties and remedies, and only to the extent that the Trustee by the laws of any jurisdiction is incapable of exercising such powers, rights, duties and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee will run to and be enforceable by either of them.
     (3) Should any instrument in writing from the Corporation be required by the separate co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to it such powers, rights, duties and remedies, any and all such instruments in writing will, on request, be executed, acknowledged and delivered by the Corporation; provided, however, that if an Event of Default has occurred and is continuing, if the Corporation does not execute any such instrument within 5 days after request therefor, the Trustee will be empowered as an attorney-in-fact for the Corporation to execute any such instrument in the Corporation’s name and stead. In case any separate or co-trustee or a successor to either will die, become incapable of acting, resign or be removed, all the powers, rights, duties and remedies of such separate or co-trustee, so far as permitted by law, will vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate or co-trustee.
     (4) Each separate trustee and co-trustee will, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:
(a)	all powers, rights, duties and remedies conferred or imposed upon the Trustee under this Indenture and the Secured Note Loan Documents will be conferred or imposed upon and may be exercised or performed by such separate trustee or co-trustee; and

(b)	no trustee hereunder will be personally liable by reason of any act or omission of any other trustee hereunder.
     (5) Any notice, request or other writing given to the Trustee will be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee will refer to this Indenture and the conditions of this Article 8.
     (6) Any separate trustee or co-trustee may at any time appoint the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name.
8.14 Responsibility of Trustee
     In no event will the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
8.15 Dealings with Collateral
     Beyond the exercise of reasonable care in the custody thereof and subject to the Secured Note Loan Documents, the Trustee (even in its capacity as a collateral agent, if applicable) shall have no duty as to any collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee will not be responsible for preparing or filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the collateral. The Trustee will not be responsible for the existence, genuineness or value of any collateral or for the validity, perfection, priority or enforceability of the Liens in any collateral.
ARTICLE 9 – SUCCESSOR CORPORATIONS
9.01 Certain Requirements in Respect of Merger, etc.
     (1) So long as any Debt Securities issued under the Indenture remain outstanding, the Corporation will not (and will cause each Restricted Subsidiary not to) enter into any transaction (whether by way of reorganization, reconstruction, consolidation, amalgamation, merger, transfer, sale, assignment, disposition, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or, in the case of amalgamation or merger, of the continuing corporation resulting therefrom, but may do so if:
(a)	in the case of the Corporation such other Person or continuing corporation is a body corporate (herein called a “Successor Corporation”) incorporated under the laws of Canada or any province thereof ;

(b)	the Successor Corporation executes, prior to or contemporaneously with the consummation of such transaction, such instruments as are satisfactory to the Trustee and, in the Opinion of Counsel, are necessary or advisable to evidence the assumption by the Successor Corporation of liability for the due and punctual payment of the principal (and premium, if any) of all outstanding Debt Securities and the interest thereon, according to their tenor, and all other money payable hereunder and the covenant of the Successor Corporation to pay the same and its agreement to observe and perform all the covenants and obligations of the Corporation under this Indenture;

(c)	the Restricted Subsidiary is consolidating with or amalgamating or merging with, or conveying, transferring or leasing all or substantially all of its assets in a single transaction or series of transactions to, the Corporation or any other Restricted Subsidiary;

(d)	in the case of a Restricted Subsidiary the surviving entity of such consolidation, amalgamation or merger is a Restricted Subsidiary and will be governed by the laws of Canada or a province or of the United States or a state thereof (collectively with the Successor Corporation, herein called a “Successor Entity”);

(e)	the Successor Entity executes, prior to or contemporaneously with the consummation of such transaction, such instruments as are satisfactory to the Trustee and, in the Opinion of Counsel, are necessary or advisable to evidence the Successor Entity’s agreement to observe and perform all the covenants and obligations of the Successor Entity under this Indenture and any other Secured Note Loan Documents;

(f)	no condition or event will exist in respect of the Successor Corporation or the Successor Entity at the time of such transaction and after giving full effect thereto which would constitute a Default or an Event of Default; and

(g)	the Corporation, the Successor Corporation or the Successor Entity will have delivered to the Trustee a Certificate of the Corporation and an Opinion of Counsel each stating that such transaction complies with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transactions have been satisfied; provided that such Opinion of Counsel will also confirm that all appropriate or requested actions, registrations, filings or recordings have been made on behalf of the Trustee to fully and effectively perfect, maintain, preserve and protect any Lien in favour of the Trustee.
9.02 Vesting of Powers in Successor
     Whenever the conditions of Section 9.01 have been duly observed and performed, the Successor Corporation will succeed to and be substituted for the Corporation with the same effect as if the Successor Corporation had been named herein as the Corporation, and the Successor Corporation will possess and from time to time may exercise each and every right and power of the Corporation under this Indenture in the name of the Corporation or otherwise and any act or proceeding required by any provision of this Indenture to be done or performed by any directors or officers of the Corporation may be done and performed with like force and effect by the like directors or officers of the Successor Corporation.
ARTICLE 10 – MEETINGS OF HOLDERS OF DEBT SECURITIES
10.01 Purposes of Meetings
     A meeting of the Holders may be called at any time pursuant to this Article 10 for any of the following purposes:
(a)	to give any notice to the Corporation or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to Article 7 or Article 8;

(b)	to remove the Trustee and appoint a successor trustee pursuant to Article 8; or

(c)	to consent to the execution of indentures or instruments supplemental hereto pursuant to Section 11.02.
10.02 Place of Meetings
     Meetings of Holders may be held at such place or places as the Trustee or, in case of its failure to act, the Corporation or the Holders calling the meeting, from time to time determine.
10.03 Call and Notice of Meetings
     (1) The Trustee may at any time (upon not less than 21 days’ notice) call a meeting of Holders to be held at such time and at such place in Toronto, Ontario or in such other city as determined by the U.S. Trustee pursuant to Section 10.02. Notice of every meeting of Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, will be given to each Holder in the manner contemplated by Section 13.03.
     (2) In case at any time the Corporation or the Holders of at least 25% in aggregate principal amount of the Debt Securities of one or more Series then outstanding will have requested the Trustee to call a meeting of the Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee has not given the notice of such meeting within 20 days after receipt of such request, then the Corporation or the Holders of Debt Securities of the applicable Series in the amount above specified may determine the time (not less than 21 days after notice is given) and the place in Toronto, Ontario or in such other city as determined by the Corporation or the Holders pursuant to Section 10.02 for such meeting and may call such meeting to take any action authorized in Section 10.01 by giving notice thereof as provided in Section 13.03.
10.04 Voting at Meetings
     To be entitled to vote at any meeting of Holders, a Person must be (a) a Holder at the relevant record date for determining the identity of Holders entitled to vote on any matter or (b) a Person appointed by an instrument in writing as proxy for a Holder by such Holder. The only Persons who will be entitled to be present or to speak at any meeting of Holders will be the Persons so entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Corporation and its counsel.
10.05 Voting Rights, Conduct and Adjournment
     (1) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders in regard to proof of the holding of Debt Securities and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it deems appropriate. Except as otherwise permitted or required by any such regulations, the appointment of any proxy will be proved in such manner as is deemed appropriate by the Trustee or by having the signature of the Person executing the proxy witnessed or guaranteed by any bank, banker or trust company customarily authorized to certify to the holding of a Debt Security such as a global note.
     (2) At any meeting of Holders, the presence of Persons holding or representing Debt Securities in an aggregate principal amount sufficient under the appropriate provision of this Indenture to take action upon the business for the transaction of which such meeting was called will constitute a quorum. Any meeting of Holders duly called pursuant to Section 10.03 may be adjourned from time to time by vote of the Holders (or proxies for the Holders) of a majority of the Debt Securities represented at the meeting and entitled to vote, whether or not a quorum is present; and the meeting may be held as so adjourned without further notice. No action at a meeting of Holders will be effective unless approved by Persons holding or representing Debt Securities of the applicable Series in the aggregate principal amount required by the provision of this Indenture pursuant to which such action is being taken.

     (3) At any meeting of Holders, each Holder or proxy will be entitled to one vote for each $1,000 aggregate principal amount of outstanding Debt Securities of the applicable Series held or represented.
10.06 Revocation of Consent by Holders at Meetings
     At any time prior to (but not after) the evidencing to the Trustee of the taking of any action at a meeting of Holders by the Holders of the percentage in aggregate principal amount of the Debt Securities specified in this Indenture in connection with such action, any Holder of a Debt Security the serial number of which is included in the Debt Securities the Holders of which have consented to such action may, by filing written notice with the Trustee and upon proof of holding as provided herein, revoke such consent so far as concerns such Debt Security. Except as aforesaid, any such consent given by the Holder of any Debt Security will be conclusive and binding upon such Holder and upon all future Holders and owners of such Debt Security and of any Debt Security issued in exchange therefor, in lieu thereof or upon transfer thereof, irrespective of whether or not any notation in regard thereto is made upon such Debt Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Debt Securities specified in this Indenture in connection with such action will be conclusively binding upon the Corporation, the Trustee and the Holders.
ARTICLE 11 – SUPPLEMENTAL INDENTURES
11.01 Without Consent of Holders
     Subject to the Indenture, from time to time, without notice to or the consent of any Holders, the Corporation (when authorized by a resolution of its Board of Directors) and the Trustee may, and the Trustee must, upon the receipt of a Request of the Corporation or when so otherwise directed hereunder, execute and deliver by their proper officers, indentures or other instruments supplemental hereto (each such indenture or instrument a “Supplemental Indenture”), which thereafter will form part hereof, for any one or more of the following purposes:
(a)	establishing the Principal Terms of a Series that the Corporation wishes to be able to issue under this Indenture;

(b)	evidencing the succession of Successor Corporations to the Corporation and the covenants of and obligations of the Corporation under this Indenture assumed by such Successor Corporations in accordance with the provisions of Article 9;

(c)	adding to the covenants of the Corporation contained in this Indenture for the benefit of the Holders of all or any Series (and, if such covenants are to be for the benefit of less than all Series, stating that such covenants are expressly being included solely for the benefit of such Series), providing additional Collateral for the benefit of Holders of all or any Series, or surrendering any right or power herein conferred upon the Corporation;

(d)	adding to or altering the provisions hereof in respect of the registration and transfer of Debt Securities of any Series, making provision for the issue of Debt

Securities of any Series in forms or denominations other than those herein provided for and for the exchange of Debt Securities of any Series of different forms and denominations or making any modification in the forms of the Debt Securities of any Series that does not affect the substance thereof;

(e)	making any additions to, deletions from or alterations of the provisions of this Indenture or the Debt Securities of any Series that, in the opinion of Counsel, are necessary or advisable in order to incorporate, reflect or comply with any Applicable Law, including the Trust Indenture Legislation or any requirement of any Governmental Authority, the provisions of which apply to the Corporation, the Trustee or this Indenture;

(f)	making such provisions, not substantially inconsistent with this Indenture, as may be necessary or desirable with respect to matters arising under this Indenture that, in the opinion of the Trustee relying on the advice of Counsel, are expedient to make; provided that such provisions do not individually or in the aggregate materially adversely affect the interests of the Holders of any Series or the Trustee;

(g)	adding to or modifying, amending or eliminating any of the terms of this Indenture or a Supplemental Indenture, provided however that:
(i)	no such addition, modification, amendment or elimination will be effective with respect to any Debt Securities that are outstanding at the time of such addition, modification, amendment or elimination; and

(ii)	the Trustee may decline to enter into any Supplemental Indenture that would adversely affect its own rights, duties or immunities under this Indenture or otherwise;
(h)	evidencing and providing for the acceptance of appointment hereunder by a successor trustee with respect to the Debt Securities of one or more Series, and adding to or changing any of the provisions of this Indenture as may be necessary to provide for or facilitate the administration of the trusts hereunder by two Trustees; and

(i)	the correction or rectification of any ambiguity, defective provision, error or omission herein, provided that the rights of the Trustee and of the Holders of Debt Securities of any Series are not materially prejudiced thereby.
11.02 With Consent of Holders
     (1) Except as provided in Section 11.02(2) below and in Sections 7.03 and 7.04 and without prejudice to Section 11.01,
(a)	the Corporation, when authorized by a resolution of its Board of Directors, and the Trustee may, with the written consent of the Holders of at least a majority in aggregate principal amount of the Debt Securities of an applicable Series then outstanding affected thereby, amend this Indenture and the Debt Securities of such Series, and

(b)	any existing default or compliance by the Corporation with any provision of this Indenture affecting the Debt Securities of a Series may be waived with the written consent of the Holders of at least a majority in aggregate principal amount of the Debt Securities of such Series then outstanding.
     (2) Without the consent of each Holder affected thereby, no amendment, modification, supplement or waiver, including a waiver pursuant to Sections 7.03 and 7.04 and an amendment, modification or supplement pursuant to Section 11.01, may (with respect to any Debt Securities held by a non-consenting Holder):
(a)	reduce the principal amount of Debt Securities whose Holders must consent to an amendment, modification, supplement or waiver;

(b)	reduce the principal of or change the Stated Maturity of any Debt Security or alter the provisions, or waive any payment, with respect to the redemption of any Debt Security or make the principal of, or the interest on any Debt Security payable in money other than as provided for in this Indenture or any Supplemental Indenture;

(c)	reduce the rate of or change the time for payment of interest including Default Interest on any Debt Security;

(d)	waive an Event of Default in the payment of principal of, or interest, or premium, if any, on, the Debt Securities of a Series (except a rescission of acceleration of such Debt Securities by the Holders in accordance with Section 7.03);

(e)	make any change in the provisions of this Indenture relating to waivers of past defaults or the rights of Holders of Debt Securities to receive payments of principal of, or interest or premium, if any, on, the Debt Securities;

(f)	impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Securities;

(g)	except as otherwise permitted herein, consent to the assignment or transfer by the Corporation of any of its rights or obligations under this Indenture;

(h)	amend or modify any of the provisions of the Secured Note Loan Documents or the related definitions affecting the ranking or, with respect to Collateral, the priority, of the Debt Securities of any Series, in each case, in any manner adverse to the Holders of the Debt Securities of such Series; or

(i)	permit the creation of any Lien on the Collateral or any part thereof (other than the Lien of the Secured Note Loan Documents and Liens expressly permitted by the Secured Note Loan Documents) or terminate the Lien of the Secured Note Loan Documents as to the Collateral or any part thereof or deprive the Holders of the security afforded by the Lien of the Secured Note Loan Documents or any part thereof, except as expressly permitted under the Secured Note Loan Documents; or

(j)	make any change in the amendment and waiver provisions of this Section 11.02.
     The consent of the Holders is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.
11.03 Compliance with Trust Indenture Legislation
     Every amendment, modification or supplement to this Indenture or the Debt Securities of any Series will be set forth in a supplemental indenture that complies with the applicable Trust Indenture Legislation as then in effect.
11.04 Authorization of Trustee
     In executing, or accepting the additional trusts created by, any Supplemental Indenture permitted by this Article 11 or the modifications thereby of the trusts created by this Indenture, the Trustee will be entitled to receive, and subject to Section 8.01, will be fully protected in acting and relying upon, an Opinion of Counsel stating that the execution of such Supplemental Indenture is authorized or permitted by this Indenture, is a valid and binding obligation of the Corporation, enforceable in accordance with its terms, subject to bankruptcy, insolvency or other laws affecting the enforcement of creditors’ rights generally and general principles of equity and in connection with a Supplemental Indenture executed pursuant to Section 11.01 that the Trustee is authorized to execute and deliver such Supplemental Indenture without the consent of the Holders. The Trustee may, but will not be obligated to, enter into any such Supplemental Indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
11.05 Effect of Supplemental Indentures
     (1) Upon the execution of any Supplemental Indenture under this Article 11, this Indenture will be modified in accordance therewith, and such Supplemental Indenture will form a part of this Indenture for all purposes, unless otherwise so specified, and every Holder of Debt Securities theretofore or thereafter certified and delivered under this Indenture will be bound by such Supplemental Indenture.
     (2) A Supplemental Indenture that changes or eliminates any covenant or other provisions of this Indenture that has expressly been included solely for the benefit of one or more particular Series of Debt Securities, or that modifies the rights of the Holders of Debt Securities of such Series with respect to such covenant or other provision, will be deemed not to affect the rights under this Indenture for the Holders of Debt Securities of any other Series.
11.06 Reference in Debt Securities to Supplemental Indentures
     Debt Securities of any Series certified or authenticated and delivered after the execution of any Supplemental Indenture pursuant to this Article 11 may, and will if required by the

Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such Supplemental Indenture. If the Corporation so determines, new Debt Securities of any Series so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such Supplemental Indenture may be prepared and executed by the Corporation and certified and delivered by the Trustee in exchange for outstanding Debt Securities of such Series.
ARTICLE 12 – DEFEASANCE; SATISFACTION AND DISCHARGE
12.01 Corporation’s Option to Effect Defeasance or Covenant Defeasance
     The Corporation may, at its option by a resolution of the Board of Directors, at any time, with respect to the Debt Securities of a particular Series, elect to have either Section 12.02 or Section 12.03 be applied to all outstanding Debt Securities of such Series upon compliance with the conditions set forth below in this Article 12.
12.02 Defeasance and Discharge
     Upon the Corporation’s exercise under Section 12.01 of the option applicable to this Section 12.02, the Corporation will be deemed to have been discharged from its obligations with respect to the Debt Securities of a particular Series on the date the conditions set forth in Section 12.04 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Corporation will be deemed to have paid and discharged the entire indebtedness represented by the Debt Securities of such Series and to have satisfied all its other obligations under the Debt Securities of such Series, except for the following which will survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Debt Securities of such Series to receive, solely from the trust fund described in Section 12.07 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any), and interest on such Debt Securities when such payments are due; (b) the provisions set forth in Section 12.05 below; (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and the Corporation’s obligations in connection therewith; and (d) this Article 12. Subject to compliance with this Article 12, the Corporation may exercise its option under this Section 12.02 notwithstanding the prior exercise of its option under Section 12.03 below with respect to the Debt Securities of such Series. If the Corporation exercises its Legal Defeasance option and the conditions set forth in Section 12.04 are satisfied, payment of the Debt Securities of such Series may not be accelerated because of an Event of Default.
12.03 Covenant Defeasance
     Upon the Corporation’s exercise under Section 12.01 of the option applicable to this Section 12.03 with respect to the Debt Securities of a particular Series, the Corporation will be released from its obligations under any covenant contained in Section 5.04 or Sections indicated for such release contained in a Supplemental Indenture (other than the covenant to comply with TIA Section 314(a) to the extent that such obligations thereunder cannot be terminated) with respect to the outstanding Debt Securities of such Series on and after the date the conditions set forth in Section 12.04 below are satisfied (hereinafter, “Covenant Defeasance”), and the Debt Securities of such Series will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof)

in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder, (it being understood that such Debt Securities will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Debt Securities of such Series, the Corporation may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenants, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenants or by reason of any reference in any such covenants to any other provision herein or in any other document and such omission to comply will not constitute an Event of Default under Section 7.01 hereof, but, except as specified above, the remainder of this Indenture and such Debt Securities will be unaffected thereby.
12.04 Conditions to Defeasance
     In order to exercise the Legal Defeasance option or the Covenant Defeasance option:
(a)	the Corporation must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Debt Securities of a particular Series subject to an irrevocable trust and security agreement in form and substance satisfactory to the Trustee, acting reasonably, money in the currency in which such Debt Securities are payable, non-callable Government Securities in such currency, or a combination thereof, in such amounts as will be sufficient without consideration of reinvestment of interest and after payment of all taxes, in the opinion of an independent accounting or investment banking firm of national standing in Canada or the United States, to pay the principal of, and interest and premium, if any, on the outstanding Debt Securities of such Series on their Stated Maturity or on the applicable Redemption Date, as the case may be, and the Corporation must specify whether the Debt Securities are being defeased to maturity or to a particular Redemption Date;

(b)	in the case of Legal Defeasance, the Corporation will have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (i) the Corporation has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (ii) there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders and beneficial owners of the outstanding Debt Securities of such Series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)	in the case of Covenant Defeasance, the Corporation will have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders and beneficial owners of the outstanding Debt Securities of such Series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S.

federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)	in the case of Legal Defeasance or Covenant Defeasance, the Corporation must deliver to the Trustee an Opinion of Counsel in Canada reasonably acceptable to the Trustee confirming that the Holders and beneficial owners of the outstanding Debt Securities of such Series will not recognize income, gain or loss for Canadian federal, provincial or territorial income tax or other tax purposes as a result of such Legal Defeasance or Covenant Defeasance, as applicable, and will be subject to Canadian federal, provincial or territorial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance or Covenant Defeasance, as applicable, had not occurred;

(e)	no Event of Default will have occurred and be continuing either: (i) on the date of such deposit; or (ii) insofar as Events of Default specified in Section 7.01 concerned, at any time in the period ending on the 91st day after the date of deposit;

(f)	such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Corporation, or any of its subsidiaries, is a party or by which the Corporation, or any of its subsidiaries, is bound;

(g)	the Corporation must deliver to the Trustee a Certificate of the Corporation stating that the deposit was not made by the Corporation with the intent of preferring the Holders over the other creditors of the Corporation or with the intent of defeating, hindering, delaying or defrauding creditors of the Corporation or others;

(h)	if the Debt Securities are to be redeemed prior to their Stated Maturity, the Corporation must deliver to the Trustee irrevocable instructions to redeem all of the Debt Securities of such Series on the specified Redemption Date;

(i)	the Trustee, for the benefit of the Holders, will have a perfected security interest under Applicable Law in and to the money or Government Securities deposited under Section 12.04(a);

(j)	the Corporation will have delivered to the Trustee an Opinion of Counsel in Canada, in form and substance reasonably satisfactory to the Trustee, to the effect that, (A) the trust funds will not be subject to the rights of holders of Indebtedness of the Corporation other than the Debt Securities of such Series and (B) assuming no intervening bankruptcy or other insolvency proceedings or filing relating to the Corporation between the date of deposit and the 91st day following the deposit and that no Holder of such Debt Securities is an insider of the Corporation, after the passage of 90 days following the deposit, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors’ rights generally; and

(k)	the Corporation must deliver to the Trustee a Certificate of the Corporation and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with provided however that no deposit under Section 12.04(a) will be effective to terminate the obligations of the Corporation under the Debt Securities prior to 91 days following any such deposit.
12.05 Survival of Certain Obligations
     Notwithstanding Sections 12.02, 12.03 and 12.11, any obligations of the Corporation and the Trustee or other applicable Person, as the case may be, in Sections 2.05 through 2.14, 5.01, 5.02, 5.03, 7.09, 8.01, 8.02, 8.07, 8.08, 8.09, 8.10, 8.13 and 12.05 through 12.10 will survive until the Debt Securities have been indefeasibly paid in full. Thereafter, any obligations of the Corporation in Sections 8.07, 12.05, 12.06, 12.07, 12.08, 12.09 and 12.10 will survive such satisfaction and discharge. Nothing contained in this Article 12 will abrogate any of the rights, obligations or duties of the Trustee under this Indenture.
12.06 Acknowledgment of Discharge by Trustee
     After the conditions of Section 12.02, 12.03, 12.04 or 12.11 have been satisfied, the Trustee, at the expense of the Corporation, upon written request will acknowledge in writing the discharge of all of the Corporation’s obligations under this Indenture except for those surviving obligations specified in this Article 12.
12.07 Application of Trust Money
     All money deposited with the Trustee pursuant to Section 12.04 or 12.11 will be held in trust and applied by it, in accordance with the provisions of the Debt Securities and this Indenture and any applicable Order of the Corporation, to the payment, either directly or through any Paying Agent, as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.
12.08 Repayment to the Corporation
     (1) The Trustee and any Paying Agent will promptly pay to the Corporation upon Request of the Corporation any money or Government Securities not required for the payment of the principal of (and premium, if any) and interest on Debt Securities of any Series for which money or Government Securities have been deposited pursuant to Section 12.04 held by them at any time.
     (2) Subject to Applicable Law, the Trustee and any Paying Agent will pay to the Corporation upon an Order of the Corporation any money held by them for the payment of principal (and premium, if any) and interest that remains unclaimed for two years after the Maturity of the Debt Securities for which a deposit has been made pursuant to this Article 12. After such payment to the Corporation, the Holders of Debt Securities of such Series will thereafter be unsecured general creditors and look only to the Corporation for payment thereof.

12.09 Indemnity for Government Securities
     The Corporation will pay and must indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited Government Securities or the principal and interest, if any, received on such Government Securities.
12.10 Reinstatement
     If the Trustee or Paying Agent is unable to apply cash or Government Securities in accordance with this Article 12 by reason of any legal proceeding or by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, the Corporation’s obligations under this Indenture and the Debt Securities of the applicable Series will be revived and reinstated as though no deposit had occurred pursuant to this Article 12 until such time as the Trustee or any such Paying Agent is permitted to apply all such cash and Government Securities in accordance with this Article 12; provided, however, that, if the Corporation has made any payment of principal of, (and premium, if any) and interest, if any, on any Debt Securities of a particular Series because of the reinstatement of its obligations, the Corporation will be subrogated to the rights of the Holders of such Debt Securities to receive such payment from the cash or Government Securities held by the Trustee or Paying Agent.
12.11 Satisfaction and Discharge
     (1) This Indenture will, upon Request of the Corporation, cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Debt Securities provided for herein, rights to receive payments of principal of (and premium, if any) and interest thereon and as to any indemnification of the Trustee by the Corporation), and the Trustee will execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:
(a)	either,
(i)	all Debt Securities theretofore certified and delivered, other than: (A) Debt Securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.12; and (B) Debt Securities for whose payment money has theretofore been irrevocably deposited in trust or segregated and held in trust by the Corporation and thereafter repaid to the Corporation or discharged from such trust, as provided in Section 5.03 have been delivered to the Trustee for cancellation; or

(ii)	all such Debt Securities not theretofore delivered to the Trustee for cancellation:
(A)	have become due and payable;

(B)	will become due and payable at their Stated Maturity within one year; or

(C)	are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice by the Trustee in the name, and at the expense, of the Corporation;
and the Corporation, in the case of Sections 12.11(1)(a)(ii)(A), (B) or (C) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount sufficient to pay and discharge the entire indebtedness on such Debt Securities for principal (and premium, if any) and interest to the date of such deposit (in the case of Debt Securities that have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;
(b)	the Corporation has paid or caused to be paid all other sums payable hereunder by the Corporation; and

(c)	the Corporation has delivered to the Trustee a Certificate of the Corporation and an Opinion of Counsel stating that all conditions precedent herein provided related to the satisfaction and discharge of this Indenture have been complied with.
12.12 Investment of Trust Money
     (1) Upon receipt of a written Order of the Corporation, the Trustee will invest funds received from the Corporation in its name in accordance with such Order. Any Order of the Corporation will be provided to the Trustee no later than 9:00 a.m. on the day on which the investment is to be made. Any such Order of the Corporation received by the Trustee after 9:00 a.m. or received on a non-Business Day, will be deemed to have been given prior to 9:00 a.m. on the next Business Day. For the purpose of this Section, “Authorized Investments” means short-term interest-bearing or discount debt obligations issued or guaranteed by the Government of Canada, the Government of a province of Canada or a Canadian chartered bank (which may include an Affiliate or related party of the Trustee) provided that such obligation is rated at least R-1 (middle) by Dominion Bond Rating Service Limited or has an equivalent rating from another widely recognized rating service.
     (2) In the absence of any Order of the Corporation to invest such funds in an Authorized Investment, the Trustee may hold cash balances constituting part or all of such funds and may, but need not, invest same in its deposit department or the deposit department of one of its Affiliates or of a Schedule I or II Canadian chartered bank; but the Trustee and its Affiliates will not be liable to account for any profit to the Corporation or to any other Person other than at a rate, if any, established from time to time by the Trustee or one of its Affiliates.
     (3) For the purpose of this Section, “Affiliate” includes affiliated companies within the meaning of the Business Corporations Act (Ontario), as amended.
     (4) The Trustee will not be held liable for any losses incurred in the investment of any such funds in Authorized Investments.

ARTICLE 13 – NOTICES
13.01 Notice to Trustee
     Any notice, request or other communication to the Trustee under any provision of this Indenture will be valid and effective if in writing, if delivered to the Trustee or if sent by registered mail, postage prepaid, or by facsimile transmission (with receipt confirmed) addressed to the Canadian Trustee at its office at Suite 1101, 4 King Street West, Toronto, Ontario, M5H 1B6, (facsimile no. (416) 360-1711/1727) Attention: Senior Trust Officer and to the U.S. Trustee at its office at 101 Barclay Street, 21 W, New York, NY, 10286, (Attention: Global Finance Unit), (facsimile no. (212) 815-5802). Any notice given by personal delivery will be conclusively deemed to have been given on the day of actual delivery thereof and, if given by registered mail, on the second Business Day following the deposit thereof in the mail and, if given by facsimile transmission, on the day of transmittal thereof if given during the normal business hours of the recipient and on the Business Day during which such normal business hours next occur if not given during such hours on any day. The Trustee may from time to time notify the Corporation in writing of a change in address which thereafter, until changed by like notice, will be the address of the Trustee for all purposes of this Indenture.
13.02 Notice to Corporation
     Any notice to the Corporation under any provision of this Indenture will be valid and effective if delivered to an officer of the Corporation or if sent by registered mail, postage prepaid, or by facsimile transmission (with receipt confirmed) addressed to the Corporation at 386 Wilcox Street, Hamilton, Ontario, L8L 8K5, (facsimile no. (905) 308-7002) Attention: Chief Financial Officer. Any notice given by personal delivery will be conclusively deemed to have been given on the day of actual delivery thereof and, if given by registered mail, on the second Business Day following the deposit thereof in the mail and, if given by facsimile transmission, on the day of transmittal thereof if given during the normal business hours of the recipient and on the Business Day during which such normal business hours next occur if not given during such hours on any day. The Corporation may from time to time notify the Trustee in writing of a change in address which thereafter, until changed by like notice, will be the address of the Corporation for all purposes of this Indenture.
13.03 Notice to Holders
     (1) Any Notice to Holders of Debt Securities of a Series may be effectively given if delivered or if sent to a destination within Canada by first class mail or to a destination outside Canada by airmail, postage prepaid, in each case addressed to the applicable Holder at its post office address appearing in the relevant register for such Series, or, with the consent of a Holder, by means of internet-based or other electronic communication or in any other manner from time to time permitted by Applicable Securities Laws, and will be deemed to have been given, if delivered, on the date of delivery or, if mailed, on the fifth Business Day following mailing, or, if sent by internet-based or other electronic communication, as specified in the consent, or by any other means, as specified in Applicable Securities Laws, as the case may be.

     (2) If the regular mail service is suspended or for any other reason it will be impracticable to give Notice to Holders of Debt Securities by mail, then such notification to Holders of Debt Securities, as will be made with the approval of the Trustee, will constitute sufficient Notice to such Holders for every purpose hereunder.
     (3) A defect in any notice will not affect the sufficiency of any Notice given to Holders of Debt Securities as provided above. Any Notice sent to the Holders of Debt Securities as provided above will be effective notwithstanding that any such Notice has accidentally or inadvertently not been delivered or mailed to one or more such Holders.
13.04 Mail Service Interruption
     If by reason of any interruption of mail service, actual or threatened, any notice to be given to the Trustee or to the Corporation would reasonably be unlikely to reach its destination by the time notice by mail would have been deemed to have been given pursuant to Section 13.01 or 13.02, such notice will be valid and effective only if delivered to an officer of the party to which it is addressed or if sent to such party, at the appropriate address in accordance with Section 13.01 or 13.02, as the case may be, by telecopier or other means of prepaid transmitted or recorded communication.
13.05 Certificate and Opinion as to Conditions Precedent
     Upon any request or application by the Corporation to the Trustee to take or refrain from taking any action under this Indenture, the Corporation will furnish upon request to the Trustee:
(a)	a Certificate of the Corporation in form reasonably satisfactory to the Trustee stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)	an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
     A Certificate of the Corporation may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless the officer signing such certificate knows, or in the exercise of reasonable care should know, that such Opinion of Counsel with respect to the matters upon which such Certificate of the Corporation is based are erroneous. Any Opinion of Counsel may be based and may state that it is so based, insofar as it relates to factual matters, upon a Certificate of the Corporation stating that the information with respect to such factual matters is in the possession of the Corporation, unless the counsel signing such Opinion of Counsel knows, or in the exercise of reasonable care should know, that the Certificate of the Corporation with respect to the matters upon which such Opinion of Counsel is based are erroneous.
13.06 Statements Required in Certificate or Opinion
     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture will include:

(a)	a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b)	a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)	a statement that, in the opinion of each such individual, he/she has made such examination or investigation as is necessary to enable him/her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)	a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

ARTICLE 14 – EXECUTION
14.01 Counterparts and Formal Date
     This Indenture may be executed in several counterparts, each of which so executed will be deemed to be an original, and such counterparts together will constitute one and the same instrument and notwithstanding their date of execution will be deemed to bear date as of March 31, 2006.
          IN WITNESS WHEREOF each of the parties has executed this Indenture.

STELCO INC.

By:

Name:
Title:

By:

Name:
Title:

BNY TRUST COMPANY OF CANADA, as Canadian Trustee

By:

Name:
Title:

By:

Name:
Title:

THE BANK OF NEW YORK, as U.S. Trustee

By:

Name:
Title:

SCHEDULE A
FORM OF GUARANTEE
GUARANTEE
     Guarantee dated as of March 31, 2006 by [NAME OF GUARANTOR], (the “Guarantor”) to and in favour of BNY TRUST COMPANY OF CANADA (together with its successors and assigns in such capacity as agent, the “Canadian Trustee”) and THE BANK OF NEW YORK (together with its successors and assigns in such capacity as agent and together with the Canadian Trustee, the “Trustee”) as agent for itself, as Trustee, and for the Noteholders (as defined in the Indenture).
RECITALS:
(a)	Stelco Inc. (the “Corporation”) and The Royal Trust Company, as trustee, entered into a trust indenture dated as of November 30, 1989 (as amended and supplemented by (i) a first supplemental indenture dated as of November 12, 1998 between the Corporation, The Royal Trust Company and CIBC Mellon Trust Company; (ii) a second supplemental indenture dated as of January 1, 1999 between the Corporation and CIBC Mellon Trust Company; and (iii) a third supplemental indenture dated as of February 15, 1999 between the Corporation and CIBC Mellon Trust Company) providing for the issuance of Debentures (as defined therein) designated as “10.40% Retractable Debentures” in the principal amount of up to one hundred twenty-five million dollars ($125,000,000) in lawful money of Canada (the “Senior 2009 Bond”);

(b)	The Corporation and Montreal Trust Company of Canada, as trustee, entered into a trust indenture dated as of February 15, 1999 providing for the issuance of Debentures (as defined therein) designated as “8% Debentures due 2006” in the principal amount of up to one hundred fifty million dollars ($150,000,000) in lawful money of Canada (the “Senior 2006 Bond”);

(c)	The Corporation and CIBC Mellon Trust Company, as trustee, entered into a trust indenture dated as of January 8, 2002 (as amended and supplemented by a first supplemental indenture dated as of January 21, 2002 between the Corporation and CIBC Mellon Trust Company) providing for the issuance of Debentures (as defined therein) designated as “9.50% Convertible Unsecured Subordinated Debentures due 2007” in the principal amount of up to ninety million dollars ($90,000,000) in lawful money of Canada (together with the Senior 2009 Bond and the Senior 2006 Bond, the “Bonds”);

(d)	On January 29, 2004, the Corporation, Stelwire Ltd., Stelpipe Ltd., Welland Pipe Ltd. and CHT Steel Company Inc. (collectively, the “Applicants”) were granted relief under a proceeding (the “CCAA Proceeding”) commenced under the Companies’ Creditors Arrangement Act (Canada) (“CCAA”) pursuant to the order of Mr. Justice Farley, as such order was amended by the Ontario Superior Court of Justice (Commercial List) (the “Court”);

(e)	On December 9, 2005, the Applicants submitted the third amended and restated plan of arrangement and reorganization with the Court pursuant to the provisions of the Canada Business Corporations Act (“CBCA”) and the CCAA (as such plan may be amended, supplemented, modified, restated or amended and restated, the “CCAA Plan”), and on January 20, 2006, the Court granted an order approving the CCAA Plan after approval thereof by the Affected Creditors (as defined in the CCAA Plan) in accordance with the CCAA (the “Sanction Order”);

(f)	As part of the CCAA Plan, each Affected Creditor (as defined in the CCAA Plan) with a Proven Claim (as defined in the CCAA Plan), including the rights and claims of the holders of debentures issued under or in connection with the Bonds, will receive, in full satisfaction of its Proven Claim (as defined in the CCAA Plan) against the Corporation or a Subsidiary Applicant (as defined in the CCAA Plan), as the case may be, its pro rata share of, inter alia, the principal amount of the U.S. dollar equivalent (rounded up to the nearest one thousand dollars (U.S.$1,000) in lawful money of the United States) of two hundred seventy-five million dollars ($275,000,000) in lawful money of Canada of secured floating rate notes with a ten (10) year term to be issued pursuant to the Sanction Order and a trust indenture dated as of March 31, 2006 (the “Principal Indenture”) as supplemented by a first supplemental indenture dated as of March 31, 2006 (together with the Principal Indenture, the “Indenture”) each made between the Corporation and the Trustee;

(g)	The Guarantor is a wholly-owned subsidiary of the Corporation, [created in connection with the plan of arrangement pursuant to the CBCA dated February 10, 2006 involving, inter alia, the Corporation and the Guarantor, as approved by the Court (the “CBCA Order”)];

(h)	The Guarantor has agreed with the Trustee to guarantee the payment and performance of all present and future debts, liabilities and obligations, direct or indirect, absolute or contingent, of the Corporation to the Trustee arising pursuant to, or in respect of, the Indenture and the Secured Note Loan Documents; and

(i)	The Guarantor has executed and delivered to the Trustee the agreements described in Schedule “A” as continuing collateral security for the obligations of the Guarantor under this guarantee and the other Secured Note Loan Documents to which the Guarantor is party (together with any other security held by the Trustee from time to time for the Guarantor’s obligations under this guarantee and the other Secured Note Loan Documents to which the Guarantor is party, the “Guarantor Security Documents”).
     In consideration of the foregoing, the sum of $10.00 now paid by the Trustee to the Guarantor and other good and valuable consideration (the receipt and adequacy of which are acknowledged), the Guarantor agrees as follows:

ARTICLE 1
GUARANTEE
Section 1.1 Guarantee
     The Guarantor irrevocably and unconditionally guarantees to the Trustee and the Noteholders (i) the due and punctual payment, and the due performance, whether at stated maturity, by acceleration or otherwise, of all debts, liabilities and obligations, present or future, direct or indirect, absolute or contingent, at any time or from time to time due or accruing due and owing by or otherwise payable by the Corporation to the Trustee and the Noteholders, in any currency, under or in connection with or pursuant to the Indenture and any other Secured Note Loan Document to which the Corporation is a party and whether incurred by the Corporation alone or jointly with another or others and whether as principal, guarantor or surety and in whatever name or style, and (ii) the due performance and compliance by the Corporation with all of the terms and conditions of the Indenture and the other Secured Note Loan Documents to which the Corporation is a party, as such debts, liabilities, obligations, terms and conditions may be varied from time to time as contemplated by Section 2.8 (such obligations, the “Guaranteed Obligations”).
Section 1.2 Indemnity
     If any or all of the Guaranteed Obligations are not duly performed by the Corporation and are not performed by the Guarantor under Section 1.1 for any reason whatsoever, the Guarantor will, as a separate and distinct obligation, indemnify and save harmless the Trustee from and against all losses resulting from the failure of the Corporation to perform such Guaranteed Obligations.
Section 1.3 Primary Obligation
     If any or all of the Guaranteed Obligations are not duly performed by the Corporation and are not performed by the Guarantor under Section 1.1 or the Trustee is not indemnified under Section 1.2, in each case, for any reason whatsoever, such Guaranteed Obligations will, as a separate and distinct obligation, be performed by the Guarantor as primary obligor.
Section 1.4 Continuing Liability
     The liability of the Guarantor shall continue and be binding on the Guarantor, and as well after as before default and after and as before maturity of this guarantee, until all the Guaranteed Obligations are fully paid and satisfied.
Section 1.5 Absolute Liability
     The Guarantor guarantees that the Guaranteed Obligations will be paid to the Trustee and performed strictly in accordance with their terms and conditions, and agrees that the liability of the Guarantor under Section 1.1 and Section 1.3 and, for greater certainty, under Section 1.2, is absolute and unconditional irrespective of:
(a)	whether any other person or persons (an “Additional Guarantor”) shall become in any other way responsible to the Trustee or the Noteholders, or in respect of all or any part of the Guaranteed Obligations;

(b)	whether any such Additional Guarantor shall cease to be so liable;

(c)	the lack of validity or enforceability of any terms of any of the Secured Note Loan Documents, the Sanction Order, any other order (a “CCAA Order”) made by the Court in request of the Applicants in the CCAA Proceeding or [the order of the Court dated February 14, 2006 approving the plan of arrangement pursuant to the CBCA involing the Corporation and the Guarantor (the “CBCA Order”)] [CBCA Order];

(d)	any contest by the Corporation or any other Person as to the amount of the Guaranteed Obligations, the validity or enforceability of any terms of the Secured Note Loan Documents, the Sanction Order, any other CCAA Orders or the CBCA Order or the priority of any security granted to the Trustee;

(e)	any defence, counter-claim or right of set-off available to the Corporation or the Guarantor;

(f)	any release, compounding or other variance of the liability of the Corporation or any other Person liable in any manner under or in respect of the Guaranteed Obligations or the extinguishment of all or any part of the Guaranteed Obligations by operation of law;

(g)	any change in the time or times for, or place or manner or terms of payment or performance of the Guaranteed Obligations or any consent, waiver, renewal, alteration, extension, compromise, arrangement, concession, release, discharge or other indulgences which the Trustee may grant to the Corporation or any other Person;

(h)	any amendment or supplement to, or alteration or renewal of, or restatement, replacement, refinancing or modification or variation of (including any increase in the amounts available thereunder or the inclusion of an additional borrower thereunder), or other action or inaction under, any of the Secured Note Loan Documents, the Sanction Order, any other CCAA Orders or the CBCA Order or any other related document or instrument, or the Guaranteed Obligations;

(i)	any discontinuance, termination, reduction, renewal, increase, abstention from renewing or other variation of any credit or credit facilities to, or the terms or conditions of any transaction with, the Corporation or any other Person;

(j)	any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of the Corporation, the Guarantor or any other Restricted Subsidiary or any reorganization (whether by way of reconstruction, consolidation, amalgamation, merger, transfer, sale, lease or otherwise) of the Corporation, the Guarantor or any other Restricted Subsidiary or their respective businesses;

(k)	any dealings with the security which the Trustee holds or may hold pursuant to the terms and conditions of the Secured Note Loan Documents, including the taking,

giving up or exchange of securities, their variation or realization, the accepting of compositions and the granting of releases and discharges;

(l)	any limitation of status or power, disability, incapacity or other circumstance relating to the Corporation, the Guarantor, any other Restricted Subsidiary or any other Person, including any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation, winding-up or other like proceeding involving or affecting the Corporation, the Guarantor, any other Restricted Subsidiary or any other Person or any action taken with respect to this guarantee by any trustee or receiver, or by any court, in any such proceeding, whether or not the Guarantor shall have notice or knowledge of any of the foregoing;

(m)	the assignment of all or any part of the benefits of this guarantee;

(n)	any impossibility, impracticability, frustration of purpose, force majeure or illegality of the Secured Note Loan Document, or the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction or by any present or future action of (i) any Governmental Authority that amends, varies, reduces or otherwise affects, or purports to amend, vary, reduce or otherwise affect, any of the Guaranteed Obligations or the obligations of the Guarantor under this guarantee, or (ii) any court order that amends, varies, reduces or otherwise affects any of the Guaranteed Obligations;

(o)	any taking or failure to take security, any loss of, or loss of value of, any security, or any invalidity, non-perfection or unenforceability of any security held by the Trustee, or any exercise or enforcement of, or failure to exercise or enforce, security, or irregularity or defect in the manner or procedure by which the Trustee realizes on such security;

(p)	any application of any sums received to the Guaranteed Obligations, or any part thereof, and any change in such application; and

(q)	any other circumstances which might otherwise constitute a defence available to, or a discharge of, the Guarantor, the Corporation or any other Person in respect of the Guaranteed Obligations or this guarantee, including failure to give notice of acceptance of this guarantee, presentment, demand, protest, notice of protest, notice of non-payment or default and all other notices to which the Corporation or the Guarantor may be entitled to.
ARTICLE 2
ENFORCEMENT
Section 2.1 Remedies
     The Trustee shall not be bound to exhaust their recourse against the Corporation or any other Person or realize on any security they may hold in respect of the Guaranteed Obligations before being entitled to (i) enforce payment and performance under this guarantee or (ii) pursue any other remedy against the Guarantor, and the Guarantor renounces all benefits of discussion and division.
Section 2.2 Impairment of Security
     Any loss of, or loss of value of, any security granted to the Trustee by the Corporation or any other Person shall not discharge pro tanto or limit or lessen the liability of the Guarantor under this guarantee except as a result of, and to the extent caused by, the gross negligence or wilful misconduct of the Trustee.
Section 2.3 Amount of Guaranteed Obligations
     Any account settled or stated by or between the Trustee and the Corporation, or if any such account has not been settled or stated immediately before demand for payment under this guarantee, any account stated by the Trustee shall, in the absence of manifest mathematical error, be accepted by the Guarantor as conclusive evidence of the amount of the Guaranteed Obligations which is due by the Corporation to the Trustee or remains unpaid by the Corporation to the Trustee.
Section 2.4 Payment on Demand
     The obligation of the Guarantor to pay and perform the Guaranteed Obligations and pay all other amounts payable by it to the Trustee under this guarantee shall arise, and the Guarantor shall make such payments or perform, immediately after demand for such payment or performance is made in writing to it. The liability of the Guarantor shall bear interest from the date of such demand at the rate or rates of interest then applicable to the Guaranteed Obligations under and calculated in the manner provided in the Secured Note Loan Document (including any adjustment to give effect to the provisions of the Interest Act (Canada)).
Section 2.5 Costs and Expenses
     The Guarantor is liable for and will pay on demand by the Trustee any and all expenses, costs and charges incurred by or on behalf of the Trustee in connection with this guarantee, including all legal fees, court costs, receivers or agent’s remuneration and other expenses in connection with enforcing any of their rights under this guarantee.
Section 2.6 Assignment and Postponement
(a)	All obligations, liabilities and indebtedness of the Corporation to the Guarantor of any nature whatsoever and all security therefor (the “Intercorporate Indebtedness”) are assigned and transferred to the Trustee as continuing and collateral security for the Guarantor’s obligations under this guarantee and postponed to the payment in full of all Guaranteed Obligations. Notwithstanding the foregoing, until the occurrence of a Default or an Event of Default that is continuing, the Guarantor may receive payments in respect of the Intercorporate Indebtedness as permitted under the Indenture. The Guarantor shall not assign all or any part of the Intercorporate Indebtedness to any Person other than to the Secured Creditors (as defined in, and in accordance with, the Inter-Creditor Agreement).

(b)	Upon the occurrence of a Default or an Event of Default that is continuing, all Intercorporate Indebtedness shall be held in trust for the Trustee and shall be collected, enforced or proved subject to, and for the purpose of, this guarantee. In such event, any payments received by the Guarantor in respect of the Intercorporate Indebtedness shall be held in trust for the Trustee and segregated from other funds and property held by the Guarantor and immediately paid to the Trustee on account of the Guaranteed Obligations.

(c)	The Intercorporate Indebtedness shall not be released or withdrawn by the Guarantor unless the Trustee’s written consent to the release or withdrawal is first obtained. The Guarantor shall not allow a limitation period to expire on the Intercorporate Indebtedness or ask for or obtain any security or negotiable paper for, or other evidence of, the Intercorporate Indebtedness except for the purpose of delivering the same to the Trustee.

(d)	In the event of any insolvency, bankruptcy or other proceeding involving the liquidation, arrangement, compromise, reorganization or other relief with respect to the Corporation or its debts, the Guarantor will, upon the request of the Trustee, make and present a proof of claim or commence such other proceedings against the Corporation on account of the Intercorporate Indebtedness as may be reasonably necessary to establish the Guarantor’s entitlement to payment of any Intercorporate Indebtedness. Such proof of claim or other proceeding must be made or commenced prior to the earlier of (i) the day which is thirty (30) days after notice requesting such action is delivered by or on behalf of the Trustee to the Guarantor and (ii) the day which is ten (10) days preceding the date when such proof of claim or other proceeding is required by Applicable Law to be made or commenced. Such proof of claim or other proceeding must be in form and substance acceptable to the Trustee.

(e)	If the Guarantor fails to make and file such proof of claim or commence such other proceeding in accordance with this Section, the Trustee is irrevocably authorized, empowered and directed and appointed the true and lawful attorney of the Guarantor (but each is not obliged) with the power to exercise for and on behalf of the Guarantor the following rights, upon the occurrence and during the continuance of an Event of Default: (i) to make and present for and on behalf of the Guarantor proofs of claims or other such proceedings against the Corporation on account of the Intercorporate Indebtedness, (ii) to demand, sue for, receive and collect any and all dividends or other payments or disbursements made in respect of the Intercorporate Indebtedness in whatever form the same may be paid or issued and to apply the same on account of the Guaranteed Obligations, and (iii) to demand, sue for, collect and receive each such payment and distribution and give acquittance therefor and to file claims and take such other actions, in its own name or in the name of the Guarantor or otherwise, as the Trustee may deem necessary or advisable to enforce each of its rights under this guarantee.

(f)	The Guarantor will execute all subordinations, postponements, assignments and other agreements as the Trustee may reasonably request to more effectively subordinate and postpone the Intercorporate Indebtedness to the payment and performance of the Guaranteed Obligations.

(g)	The provisions of this Section 2.6 survive the termination of this guarantee and remain in full force and effect until (i) the Guaranteed Obligations are repaid in full; and (ii) the Trustee has no further obligations under any of the Secured Note Loan Documents.
Section 2.7 Suspension of Guarantor Rights
     So long as there are any Guaranteed Obligations, the Guarantor will not exercise any rights which it may at any time have by reason of the performance of any of its obligations under this guarantee (i) to be indemnified by the Corporation, (ii) to claim contribution from any other guarantor of the debts, liabilities or obligations of the Corporation, or (iii) subject to Section 2.9, to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Trustee under the Secured Note Loan Documents.
Section 2.8 No Prejudice to the Trustee
     The Trustee shall not be prejudiced in any way in the right to enforce any provision of this guarantee by any act or failure to act on the part of the Corporation or the Trustee. The Trustee may, at any time and from time to time, in such manner as any of them may determine is expedient, without any consent of, or notice to, the Guarantor and without impairing or releasing the obligations of the Guarantor (i) change the manner, place, time or terms of payment or performance of the Guaranteed Obligations, (ii) renew or alter the Guaranteed Obligations, (iii) amend, vary, modify, supplement or replace the Indenture or any Secured Note Loan Document or any other related document or instrument, (iv) discontinue, reduce, renew, increase, abstain from renewing or otherwise vary any credit or credit facilities to, any transaction with, the Corporation or any other Person, (v) release, compound or vary the liability of the Corporation or any other Person liable in any manner under or in respect of the Guaranteed Obligations, (vi) take or abstain from taking securities or collateral from any other Person, or from perfecting securities or collateral of any other Person, (vii) exercise or enforce or refrain from exercising or enforcing any right or security against the Corporation, the Guarantor or any other Person, (viii) accept compromises or arrangement from any Person, (ix) apply any sums from time to time received to the Guaranteed Obligations, or any part thereof, and change any such application in whole or in part from time to time, (x) otherwise deal with, or waive or modify their right to deal with, any Person and security. In their dealings with the Corporation, the Trustee need not enquire into the authority or power of any Person purporting to act for or on behalf of the Corporation.
Section 2.9 No Subrogation
     The Guarantor irrevocably waives any claim, remedy or other right which it may now have or hereafter acquire against the Corporation that arises from the existence, payment, performance or enforcement of the Guarantor’s obligations under this guarantee, including any right of subrogation, reimbursement, exoneration, indemnification or any right to participate in any claim or remedy of the Trustee against the Corporation or any collateral which the Trustee now has or hereafter acquires, whether or not such claim, remedy or other right is reduced to judgment or is liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured, and whether or not such claim, remedy or other right arises in equity or under contract, statute or common law. The Guarantor further agrees that the Corporation shall be an intended third party beneficiary of the Guarantor’s waiver contained in this Section 2.9. If any amount is paid to the Guarantor in violation of this Section and, at such time, the claims of the Trustee against the Corporation in respect of the Guaranteed Obligations shall not have been paid in full, any amount paid to the Guarantor shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for, the Trustee, and shall immediately be paid to the Trustee to be credited and applied upon such Guaranteed Obligations. The Guarantor acknowledges that it will receive direct and indirect benefits from the transactions contemplated by this guarantee and that the waiver in this Section 2.9 is knowingly made in contemplation of such benefits.
Section 2.10 No Set-off
     To the fullest extent permitted by law, the Guarantor shall make all payments under this guarantee without regard to any defence, counter-claim or right of set-off available to it.
Section 2.11 Successors of the Corporation
     This guarantee will not be revoked by any change in the constitution of the Corporation. This guarantee and the Guarantor Security Documents extend to any person, firm or corporation acquiring, or from time to time carrying on, the business of the Corporation.
Section 2.12 Continuing Guarantee and Continuing Obligations
     The obligation of the Guarantor under Section 1.1 is a continuing guarantee, and the obligations of the Guarantor under Section 1.2 and Section 1.3 are continuing obligations. Each of Section 1.1, Section 1.2 and Section 1.3 extends to all present and future Guaranteed Obligations, applies to and secures the ultimate balance of the Guaranteed Obligations due or remaining due to the Trustee and is binding as a continuing obligation of the Guarantor until the Trustee releases the Guarantor in accordance with the terms of the Indenture. This guarantee will continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Trustee upon the insolvency, bankruptcy or reorganization of the Corporation or otherwise, all as though the payment had not been made.
Section 2.13 Supplemental Security
     This guarantee is in addition and without prejudice to and supplemental to all other guarantees and securities held or which may hereafter be held by the Trustee.
Section 2.14 Security for Guarantee
     The Guarantor acknowledges that this guarantee is intended to guarantee payment of the Guaranteed Obligations and that the payment of the Guaranteed Obligations and the other obligations of the Guarantor under this guarantee are secured pursuant to the terms and provisions of the Guarantor Security Documents.

Section 2.15 Right of Set-off
     Upon the occurrence and during the continuance of any Event of Default, the Trustee is authorized by the Guarantor at any time and from time to time and may, to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Trustee to or for the credit or the account of the Guarantor against any and all of the obligations of the Guarantor now or hereafter existing irrespective of whether or not (i) the Trustee has made any demand under this guarantee, or (ii) any of the obligations comprising the Guaranteed Obligations are contingent or unmatured. The Trustee agrees promptly to notify the Guarantor after any such set-off and application made by the Trustee provided that the failure to give notice shall not affect the validity of the set-off and application. The rights of the Trustee under this Section 2.15 are in addition and without prejudice to and supplemental to other rights and remedies which the Trustee may have.
Section 2.16 Interest Act (Canada)
     The Guarantor acknowledges that certain of the rates of interest applicable to the Guaranteed Obligations may be computed on the basis of a year of three hundred sixty (360) days or three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be, and paid for the actual number of days elapsed. For purposes of the Interest Act (Canada), whenever any interest is calculated using a rate based on a year of three hundred sixty (360) days or three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be, such rate determined pursuant to such calculation, when expressed as an annual rate is equivalent to (i) the applicable rate based on a year of three hundred sixty (360) days or three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be, (ii) multiplied by the actual number of days in the calendar year in which the period for such interest is payable (or compounded) ends, and (iii) divided by three hundred sixty (360) days or three hundred sixty-five (365) or three hundred sixty-six (366), as the case may be.
Section 2.17 Taxes and Other Taxes
(a)	All payments to the Trustee, any Noteholder and any other Person considered to be a beneficial owner of a Secured Note (each a “Tax Indemnitee”) by the Guarantor under this guarantee or any of the Secured Note Loan Documents to which the Guarantor is a party will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, interest, assessment or other governmental charge imposed or levied by or on behalf of the Government of Canada or any province or territory thereof or by any authority or agency therein or thereof having power to tax (“Withholding Taxes”), unless the Guarantor is required to withhold or deduct Withholding Taxes under the laws of Canada, the United States, any other relevant jurisdiction, or any political subdivision or taxing authority thereof, or by the interpretation or administration of such laws. If the Guarantor is so required to withhold or deduct any amount for or on account of Withholding Taxes from any payment made under or with respect to this guarantee or any of the other Secured Note Loan Documents to which the Guarantor is a party, the Guarantor will pay to each Tax Indemnitee such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each Tax Indemnitee after such withholding or deduction will not be less than the amount each such Tax Indemnitee would have received if such Withholding Taxes had not been withheld or deducted, provided that no Additional Amounts will be payable with respect to a payment made to a Tax Indemnitee which is subject to such Withholding Taxes by reason of its being connected with Canada, the United States, any other relevant jurisdiction, or any political subdivision or taxing authority thereof, otherwise than by the mere holding of the Secured Notes or the receipt of payments thereunder (an “Excluded Holder”). The Guarantor will also (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

(b)	The Guarantor will furnish, within thirty (30) days after the date of payment of any Withholding Taxes due pursuant to applicable law, to the Tax Indemnitees, copies of tax receipts evidencing that such payment has been made by the Guarantor. The Guarantor will indemnify and hold harmless each Tax Indemnitee (other than an Excluded Holder) and upon written request, reimburse each Tax Indemnitee for the amount of: (i) any Withholding Taxes levied or imposed on such Tax Indemnitee as a result of payments made under or with respect to the guarantee, or any agreement or document contemplated hereby (excluding Taxes imposed on or measured by the net income or profit of a Tax Indemnitee); and (ii) any liability (including penalties, interest and expense) arising therefrom or with respect thereto.

(c)	The provisions of this Section 2.17 shall survive the termination of this guarantee.
Section 2.18 Indemnity
     The Guarantor shall indemnify and save the Trustee harmless from and against any losses which may arise by virtue of any of the Guaranteed Obligations, the Indenture or any of the Secured Note Loan Documents being or becoming for any reason whatsoever in whole or in part (i) void, voidable, ultra vires, illegal, invalid, ineffective or otherwise unenforceable by the Trustee in accordance with its terms, or (ii) released or discharged by operation of law (collectively, an “Indemnifiable Circumstance”). For greater certainty, these losses shall include, without limitation, the amount of all Guaranteed Obligations which would have been payable by the Corporation but for the existence of an Indemnifiable Circumstance.
Section 2.19 Judgment Currency
(a)	If, for the purposes of obtaining or enforcing judgment against the Guarantor in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 2.19 referred to as the “Judgment Currency”) an amount due under this guarantee or under any other Secured Note Loan Document to which the Guarantor is a party in any currency (the “Obligation Currency”) other than the Judgment Currency, the conversion shall be made at the date of exchange prevailing on the Business Day immediately preceding (i) the date of actual payment of the amount due, in the case of any proceeding in the courts of any jurisdiction that will give effect to such conversion being made on such date, or (ii) the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this Section 2.19 being hereinafter in this Section 2.19 referred to as the “Judgment Conversion Date”).

(b)	If, in the case of any proceeding in the court of any jurisdiction referred to in Section 2.19(a), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt for value of the amount due, the Guarantor shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date. Any amount due from the Guarantor under Section 2.19(a) shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of any of the other Secured Note Loan Documents to which the Guarantor is a party.

(c)	The term “rate of exchange” in Section 2.19(b) means the rate of exchange at which a Schedule I bank under the Bank Act (Canada) would, on the relevant date at or about 12:00 noon (Toronto time), be prepared to sell the Obligation Currency against the Judgment Currency.
ARTICLE 3
REPRESENTATIONS, WARRANTIES AND COVENANTS
Section 3.1 Representations and Warranties
     The Guarantor represents and warrants, acknowledging and confirming that the Trustee and the Noteholders are relying on such representations and warranties in connection with the acceptance of this guarantee, that each representation and warranty made by the Corporation under the Indenture, to the extent it pertains to the Guarantor or any of its Subsidiaries, the business of the Guarantor or its Subsidiaries and the Secured Note Loan Documents to which the Guarantor or any of its Subsidiaries is a party, is true, accurate and complete in all respects.
Section 3.2 Indenture Covenants
     Until the Guaranteed Obligations and all other amounts owing under this guarantee are paid or repaid in full, the Guaranteed Obligations are performed in full and the Trustee and the Noteholders have no obligations under the Indenture or any of the Secured Note Loan Documents, the Guarantor covenants and agrees that it will take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no violation of any provision, covenant or agreement contained in the Indenture or any of the other Secured Note Loan Documents, and so that no Default or Event of Default, is caused by the actions of the Guarantor or any of its Subsidiaries.

ARTICLE 4
GENERAL
Section 4.1 Notices, etc.
     Any notice, direction or other communication (each a “Notice”) given regarding the matters contemplated by this guarantee shall be in writing, sent by personal delivery, courier or facsimile (but not by electronic mail) and addressed:
(a)	to the Guarantor at:
[386 Wilcox Street
Hamilton, Ontario
L8L 8K5
Attention: Chief Financial Officer
Facsimile: (905) 308-7002
(b)	to the Trustee at:
4 King Street, West, Suite 1101
Toronto, ON
M5H 1B6
Attention: Senior Trust Officer
Facsimile: (416) 360-1711/1727
and
101 Barclay Street, 21W
New York, NY
10286
Attention: Global Finance Unit
Facsimile: (212) 815-5802
A Notice is deemed to be delivered and received (i) if sent by personal delivery, on the date of delivery, if it is a Business Day and the delivery was made prior to 4:00 p.m. (local time in place of receipt) and otherwise on the next Business Day, (ii) if sent by same-day service courier, on the date of delivery if sent on a Business Day and delivery was made prior to 4:00 p.m. (local time in place of receipt) and otherwise on the next Business Day, (iii) if sent by overnight courier, on the next Business Day, or (iv) if sent by facsimile, on the Business Day following the date of confirmation of transmission by the originating facsimile. A party may change its address for service from time to time by providing a Notice in accordance with the foregoing. Any subsequent Notice must be sent to the party at its changed address. Any element of a party’s address that is not specifically changed in a Notice will be assumed not to be changed.
Section 4.2 Defined Terms
     Capitalized terms used in this guarantee and not otherwise defined have the meanings specified in the Indenture.

Section 4.3 Interpretation
(a)	In this guarantee the words “including”, “includes” and “include” mean “including (or includes or include) without limitation”. The phrase “the aggregate of”, “the total of”, “the sum of”, or a phrase of similar meaning means “the aggregate (or total or sum), without duplication, of”. The expression “Article”, “Section” or other subdivision followed by a number mean and refer to the specified Article, Section or other subdivision of this guarantee.

(b)	Any reference in this guarantee to gender shall include all genders and words importing the singular number only shall include the plural and vice versa.

(c)	The division of this guarantee into Articles and Sections and the insertion of headings are for convenient reference only and are not to affect the interpretation of this guarantee.

(d)	The schedule attached to this guarantee forms an integral part of it for all purposes of it.

(e)	Any reference to this guarantee, the Indenture, any Secured Note Loan Document or any Guarantor Security Document refers to this guarantee or the Indenture or such Secured Note Loan Document or Guarantor Security Document as the same may have been or may from time to time be amended, modified, extended, renewed, restated, replaced or supplemented and includes all schedules and exhibits to it. Any reference in this guarantee to a statute refers to such statute and all rules and regulations made under it as the same may have been or may from time to time be amended or re-enacted.

(f)	All references in this guarantee to dollars, unless otherwise specifically indicated, are expressed in Canadian currency.
Section 4.4 No Merger, Survival of Representations and Warranties
     The representations, warranties and covenants of the Guarantor in this guarantee survive the execution and delivery of this guarantee. Notwithstanding any investigation made by or on behalf of the Trustee, the representations, warranties and covenants in this guarantee continue in full force and effect.
Section 4.5 Further Assurances
(a)	The Guarantor will do all acts and things and execute and deliver, or cause to be executed and delivered, all documents and instruments that the Trustee may reasonably request to give full effect to this guarantee and to preserve the rights and powers of the Trustee under this guarantee, including any acknowledgements and confirmations of this guarantee and the Guarantor Security Documents.

(b)	The Guarantor acknowledges and confirms that the Guarantor itself has established its own adequate means of obtaining from the Corporation on a continuing basis all information desired by the Guarantor concerning the financial condition of the Corporation and that the Guarantor will look to the Corporation and not to the Trustee, in order for the Guarantor to keep adequately informed of changes in the Corporation’s financial condition.
Section 4.6 Successors and Assigns
     This guarantee shall be binding upon the Guarantor, its successors and assigns, and shall enure to the benefit of the Trustee and its successors and assigns. All rights of the Trustee under this guarantee shall be assignable in accordance with the provisions of the Indenture. In any action brought by an assignee to enforce any such right, the Guarantor shall not assert against the assignee any claim or defence which the Guarantor now has or hereafter may have against the Trustee. The Guarantor may not assign, transfer or delegate any of its rights or obligations under this guarantee without the prior written consent of the Trustee.
Section 4.7 Amendment
     This guarantee may only be amended, supplemented or otherwise modified by written agreement executed by the Trustee and the Guarantor.
Section 4.8 Waivers, etc.
(a)	No consent or waiver by a Trustee in respect of this guarantee is binding unless made in writing and signed by an authorized officer of such Trustee. Any consent or waiver given under this guarantee is effective only in the specific instance and for the specific purpose for which given. No waiver of any of the provisions of this guarantee constitutes a waiver of any other provision.

(b)	A failure or delay on the part of the Trustee in exercising a right under this guarantee does not operate as a waiver of, or impair, any right of the Trustee however arising. A single or partial exercise of a right on the part of the Trustee does not preclude any other or further exercise of that right or the exercise of any other right by the Trustee.
Section 4.9 Severability
     If any court of competent jurisdiction from which no appeal exists or is taken, determines that any provision of this guarantee is illegal, invalid or unenforceable, that provision will be severed from this guarantee and the remaining provisions will remain in full force and effect.
Section 4.10 Application of Proceeds
     All monies collected by the Trustee under this guarantee will be applied as provided in the Indenture and the Inter-Creditor Agreement or the Province Inter-Creditor Agreement as the case may be.
Section 4.11 Governing Law
(a)	This guarantee shall be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

(b)	The Guarantor irrevocably attorns and submits to the non-exclusive jurisdiction of the courts of the Province of Ontario in any action or proceeding arising out of or relating to this guarantee. The Guarantor irrevocably waives objection to the venue of any action or proceeding in such court or that such court provides an inconvenient forum. Nothing in this Section limits the right of the Trustee to bring proceedings against the Guarantor in the courts of any other jurisdiction.

(c)	The Guarantor hereby irrevocably consents to the service of any and all process in any such action or proceeding by the delivery of copies of such process to the Guarantor at the address specified in and in accordance with Section 4.1. Nothing in this Section affects the right of the Trustee to serve process in any manner permitted by law.
Section 4.12 Paramountcy
     This guarantee is being entered into in connection with the Indenture. In the event of a conflict between the terms of the Indenture and the terms of this guarantee, the terms of the Indenture shall prevail to the extent of such conflict. The Indenture and this guarantee are subject, to the provisions of the Inter-Creditor Agreement and the Province Inter-Creditor Agreement for so long as the same remain in effect and, notwithstanding any of the other provisions of the Indenture and this guarantee, the exercise by the Trustee and/or the Noteholders of any rights and remedies thereunder and hereunder and any action taken by the Trustee and/or the Noteholders thereunder and hereunder shall be subject to the terms of the Inter-Creditor Agreement and the Province Inter-Creditor Agreement for so long as the same remain in effect, provided however, and for greater certainty, the foregoing shall not be deemed to amend or alter the terms thereof or hereof or the rights and obligations thereunder or hereunder as between the Trustee, the Noteholders, the Corporation and the Guarantor.
[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF the Guarantor has executed this guarantee as of the date first written above.

[NAME OF GUARANTOR]
By:
Name:
Title:

By:
Name:
Title:

SCHEDULE “A”
GUARANTOR SECURITY DOCUMENTS
1.	Security and Pledge Agreement of even date herewith and made by the Guarantor in favour of the Trustee.

2.	•